Exhibit 10.1

[EXECUTION VERSION]

CREDIT AGREEMENT

Among:

BRANCH BANKING AND TRUST COMPANY,
a North Carolina banking corporation,

as “Lender”

and

SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation

as “Borrower”

and

EACH OTHER LOAN PARTY FROM TIME TO TIME PARTY HERETO

Dated: February 28, 2017

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (as amended, modified, restated, or supplemented at any time or from time to time, the “Agreement”) is made and entered into as of February 28, 2017, by and among Branch Banking and Trust Company, a North Carolina banking corporation (“Lender”), having an address of 400 N. Tampa Street, Suite 2500, Tampa, Florida 33602, Superior Uniform Group, Inc., a Florida corporation (“Borrower”), and Borrower’s Wholly Owned Subsidiaries, Fashion Seal Corporation, a Nevada corporation (“Fashion Seal”), The Office Gurus, LLC, a Florida limited liability company (“TOG”), BAMKO, LLC, a Delaware limited liability company (“BAMKO, LLC”), and Superior Uniform Arkansas LLC, an Arkansas limited liability company (“SU-ARK”), all having an address of 10055 Seminole Boulevard, Seminole, Florida 33772. Borrower, Fashion Seal, TOG, BAMKO, LLC, SU-ARK and each other Person becoming a Subsidiary Loan Party and a Guarantor at any time as provided in Sections 6.19 and 6.20 hereof, are each individually sometimes referred to herein as a “Loan Party” and collectively as the “Loan Parties.”

W I T N E S S E T H:

WHEREAS, Borrower has requested that Lender provide a secured term loan in the principal amount of $42,000,000.00 (the “Term Loan”) and a secured revolving line of credit in the maximum principal amount of $35,000,000.00 (including a letter of credit subfacility hereunder) (the “Revolving Credit Facility”), and Lender is willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

DEFINITIONS

Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

“Acquisition” shall mean any transaction or series of related transactions by which Borrower or any direct or indirect Subsidiary of Borrower, directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

“Advance” shall mean the aggregate principal amount of any borrowing of funds under the Revolving Credit Facility.

“Affiliate” shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. A Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors or managing general partners.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Law” shall mean, as to any Loan Party or its assets, any law, ordinance, policy, manual provision, administrative guidance, statute, rule or regulation, or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon a Loan Party or any of its assets, or to which a Loan Party or any of its assets is subject.

“Applicable Libor Margin” shall mean 0.75%.

“Availability Period” shall mean the period from the Closing Date to the Revolving Commitment Termination Date.

“BAMKO” shall mean BAMKO, Inc., a California corporation.

“BAMKO Purchase Agreement” shall mean the Asset Purchase Agreement dated March 8, 2016, among Prime Acquisition I, LLC, BAMKO, and the shareholders of BAMKO pursuant to which the BAMKO Transaction is being consummated as of the Closing Date.

“BAMKO Transaction” shall mean the acquisition of all or substantially all of the assets of BAMKO pursuant to the terms of the BAMKO Transaction Documents on or about the Closing Date.

“BAMKO Transaction Documents” shall mean collectively the BAMKO Purchase Agreement and all other documentation required for or to consummate the BAMKO Transaction and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, restated, modified or supplemented from time to time or at any time as permitted by this Agreement, in each case, in form and substance satisfactory to Lender.

“Borrowing Availability” means, at any time, the amount by which the Revolving Commitment Amount exceeds the sum of the outstanding principal balance of the Revolving Credit Facility and LC Exposure.

“Business Day” means a day other than a Saturday, Sunday, legal holiday or any other day when the Lender is authorized or required by applicable law to be closed.

“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Change in Control” shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of Borrower to any Person or “group” (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 25% or more of the outstanding shares of the voting stock of Borrower other than by any Person that is a record holder of outstanding shares of the voting stock of the Borrower as of the Closing Date, (iii) except to the extent such a change is the result solely of the retirement, death or disability of directors who are directors as of the Closing Date, the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who are neither (a) directors as of the Closing Date, (b) nominated by the current board of directors nor (c) appointed by directors so nominated, or (iv) Borrower ceases to own, directly or indirectly, the percentage of Capital Stock of each of its Subsidiaries that it owns, directly or indirectly, as of the Closing Date or, with respect to a Subsidiary acquired or formed after the date hereof, as of the date of such acquisition or formation.

“Change in Law” shall mean (i) the adoption of any law, rule or regulation after the Closing Date, (ii) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (iii) compliance by Lender (or by the Lender’s holding company, if applicable) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, or and any compliance by a Lender with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under clause (x) and (y) be deemed to be a “Change in Law,” regardless of the date adopted, issued, promulgated or implemented.

“Charges” shall have the meaning ascribed to said term in Section 9.12 hereof.

“Closing Date” shall mean February 28, 2017.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents, including without limitation, the following assets of Borrower or any Domestic Subsidiary of Borrower: accounts and inventory owned at any time or from time to time by Borrower or any Domestic Subsidiary of Borrower, and all Capital Stock of each Domestic Subsidiary and sixty-five percent (65%) of the Capital Stock of each Foreign Subsidiary owned by Borrower or any Domestic Subsidiary of Borrower. In the event of any inconsistency between this definition and the definition of Collateral in any Security Document, such Security Document shall control.

“Collateral Access Agreement” shall mean a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Collateral, in each case, in form and substance satisfactory to Lender.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” shall mean a certificate from the principal executive officer and the principal Financial Officer of Borrower in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit “A.”

“Contingent Obligation” shall mean, without duplication, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to any Loan Party, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Coverage Ratio” shall have the meaning ascribed to said term in Section 6.16 hereof.

“Credit Facility” or “Credit Facilities” shall mean in the singular either of and in the plural both of the Term Loan and the Revolving Credit Facility.

“Default Condition” shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

“Default Rate” shall mean a simple rate of interest per annum equal to the lesser of (i) the Interest Rate, as in effect from time to time, plus 4.00% and (ii) the Maximum Rate.

“Designated Person” means any Person listed on a Sanctions List.

“Disqualified Stock” shall mean any Capital Stock which, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the last to occur of the Maturity Date or the Revolving Commitment Termination Date, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) Indebtedness or (b) any Capital Stock referred to in clause (i) above, in each case at any time prior to the first anniversary of the last to occur of the Maturity Date or the Revolving Commitment Termination Date.

“Dollars” or “$” shall mean dollars of the United States of America.

“Domestic Subsidiary” shall mean any direct or indirect Subsidiary of Borrower that is incorporated or organized under the laws of the United States of America, any State thereof, or the District of Columbia.

“EBITDA” shall mean, for Borrower and its Subsidiaries for any period, on a consolidated basis, the amount of their earnings for such period, plus (A) Interest Expense for such period, (B) income tax expense for such period determined on a consolidated basis in accordance with GAAP, (C) depreciation expense for such period determined on a consolidated basis in accordance with GAAP, (D) amortization (including amortization of intangibles) expense for such period determined on a consolidated basis in accordance with GAAP, (E) (or less) any extraordinary or non-recurring items reducing (or increasing) such earnings for such period, (F) non-cash stock compensation reducing earnings for such period, (G) (or less) any other non-cash items (without duplication) reducing (or increasing) such earnings for such period, (H) losses (or less gains) from any non-ordinary course sale or disposition of assets permitted hereunder, and (I) reasonable transaction expenses incurred in connection with the closings of any Permitted Acquisition.

“Environmental Laws” shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (iii) any actual or alleged exposure to any Hazardous Substances, (iv) the Release or threatened Release of any Hazardous Substances or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“ERISA Affiliate” shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under “common control” with, or a member of the same “controlled group” as, any Loan Party, within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean (i) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by any Loan Party or any of its ERISA Affiliates from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by any Loan Party or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any of its ERISA s of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” shall have the meaning given to such term in Section 8.01 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Excluded Accounts” shall mean (i) any deposit account the balance of which is transferred at the end of each day to a deposit account maintained with the Lender or subject to its control, and (ii) petty cash and other deposit accounts in which the aggregate balance thereof at no time exceeds $100,000.

“Excluded Swap Obligation” shall mean, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

“Excluded Taxes” shall mean with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable lending office is located and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

“Financial Officer” shall mean, with respect to Borrower, the vice president of finance, chief financial officer, principal accounting officer or treasurer of Borrower.

“Fiscal Quarter” shall mean any fiscal quarter of the Borrower.

“Fiscal Year” shall mean any fiscal year of the Borrower.

“Foreign Subsidiary” shall mean any direct or indirect Subsidiary of Borrower (or any direct or indirect Subsidiary of Borrower) that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Funded Indebtedness to EBITDA Ratio” shall have the meaning ascribed to said term in Section 6.18 hereof.

“GAAP” shall mean generally accepted accounting principles as established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, as amended and supplemented from time to time, subject to the terms of Section 1.02 hereof.

“Governmental Authority” shall mean the government of the United States of America, any other nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” shall mean, in the singular any Domestic Subsidiary of Borrower, including without limitation Fashion Seal, TOG, BAMKO, LLC, SU-ARK and any other Subsidiary Loan Party at any time becoming a party hereto, and, collectively all Domestic Subsidiaries of Borrower, including without limitation, Fashion Seal, TOG, BAMKO, LLC, SU-ARK and any other Subsidiary Loan Party, from time to time, and each other Person who at any time or from time to time guaranties payment and/or performance of the Obligations, other than Excluded Swap Obligations.

“Guarant(y)(ies)” shall mean, in the singular, the Subsidiary Guaranty and any other guaranty agreement guaranteeing the Obligations, other than Excluded Swap Obligations, and executed in connection herewith, and, in the plural, the Subsidiary Guaranty and all other guaranty agreements guaranteeing the Obligations and executed in connection herewith, and in any case, as the same may be amended, restated, supplemented or otherwise modified at any time or from time to time.

“Hazardous Substances” shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any applicable Environmental Law, (ii) that are defined by any applicable Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive or mutagenic, (iii) the presence of which require investigation or response under any applicable Environmental Law, (iv) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (v) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or, synthetic gas.

“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whomsoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions, and shall include without limitation any Rate Management Obligations.

“Hedging Transaction” of any Person shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into by such Person that is a rate swap, basis swap, forward rate transaction, commodity swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collateral transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures and shall include without limitation any transaction evidenced by any Rate Management Agreement.

“Indebtedness” of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided, that for purposes of Section 8.01(i) hereof, trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures, and that adequate reserves for such contest are being maintained in accordance with GAAP), including, without limitation, earn-out and similar obligations, but only to the extent such obligations appear or are required to appear as debt on the balance sheet of such Person, (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person (other than accrued obligations), (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all guaranties of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) the value of property owned by such Person securing the Indebtedness of a third party, whether or not such Indebtedness has been assumed by such Person, but not to exceed the total amount of such third party Indebtedness, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (x) all Off-Balance Sheet Liabilities and (xi) all Net Mark-to-Market Exposure in respect of all Hedging Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnitee” shall have the meaning ascribed to said term in Section 9.03(b) hereof.

“Interest Expense” shall mean, without duplication, for the Borrower and its Subsidiaries from time to time for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under interest rate Hedging Transactions during such period (whether or not actually paid or received during such period).

“Interest Rate” shall mean the LIBOR Rate or, if applicable pursuant to Section 3.11 or Section 3.12, the Standard Rate.

“Investments” shall have the meaning ascribed to said term in Section 7.04 hereof.

“Joinder to Credit Agreement” shall mean a Joinder to Credit Agreement in the form of Exhibit “B” attached hereto pursuant to which any Domestic Subsidiary formed or acquired by Borrower or any other Loan Party subsequent to the date hereof shall join in and become a Loan Party to this Agreement as provided in Sections 6.19 and 6.20 hereof.

“LC Commitment” shall mean that portion of the Revolving Commitment Amount that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $10,000,000.00.

“LC Disbursement” shall mean a payment made by Lender pursuant to a Letter of Credit.

“LC Documents” shall mean all applications, agreements and instruments relating to the Letters of Credit (but excluding the Letters of Credit themselves).

“LC Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time.

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.03 by Lender for the account of the Borrower pursuant to the LC Commitment.

“Letter of Credit Fee” shall have the meaning ascribed to such term in Section 3.07.

“LIBOR Interest Period” is a period of one month, which period shall commence on the first day of each month (provided that the initial LIBOR Interest Period shall commence on the Closing Date) and ending on the date that is immediately prior to the numerically corresponding day of each month thereafter, subject to the terms of this Agreement and shall be determined by Lender in accordance with this Agreement and Lender’s loan systems and procedures periodically in effect, including, without limitation, in accordance with the following terms and conditions, as applicable:

Any LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Business Day; and

Any LIBOR Interest Period which begins on a day for which there is no numerically corresponding day in a subsequent month if adjusted monthly or in a subsequent quarter if adjusted quarterly, shall end on the last Business Day of each subsequent month if adjusted monthly or in the last Business Day of each subsequent quarter if adjusted quarterly.

“LIBOR Rate” means a rate of interest per annum equal to the sum obtained (rounded upwards, if necessary, to the next higher 1/100th of 1.0%) by adding (i) the One Month LIBOR plus (ii) the Applicable LIBOR Margin per annum, which shall be adjusted monthly on the first day of each LIBOR Interest Period. The LIBOR Rate shall be adjusted for any change in the LIBOR Reserve Percentage so that Lender shall receive the same yield. The interest rate will in no instance exceed the maximum rate permitted by applicable law. Notwithstanding the foregoing, in no event shall the LIBOR Rate be less than 0.75%.

“LIBOR Reserve Percentage” means the maximum aggregate rate at which reserves (including, without limitation, any marginal supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System with respect to dollar funding in the London interbank market. Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by such member banks by reason of any applicable regulatory change against (i) any category of liability which includes deposits by reference to which the LIBOR Rate is to be determined or (ii) any category of extensions of credit or other assets related to the LIBOR Rate.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

“Loan Documents” shall mean this Agreement, the Term Loan Note, the Revolving Note, the Guaranties, each other Security Document, any Rate Management Agreement, the Subordination Agreements, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Lender by or on behalf of the Loan Parties with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on (i) the financial condition, operations, business, properties, liabilities (actual or contingent), or assets of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of any of the Loan Parties to perform their respective obligations under this Agreement or any of the other Loan Documents to which they are party, (iii) the rights or remedies of the Lender under any of the Loan Documents, or (iv) the legality, validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Lender hereunder and thereunder.

“Material Contract” shall mean any agreement identified in Item 601 of SEC Regulation S-K as a “material contract” required to be filed with appropriate SEC filings in accordance with the periodic reporting requirements of the Securities Exchange Act of 1934.

“Material Indebtedness” shall mean Indebtedness (other than the Credit Facilities, Letters of Credit and Rate Management Obligations, if any) and Hedging Obligations of any Loan Party, individually or in an aggregate principal amount exceeding $250,000.00. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.

“Maturity Date” shall mean February 26, 2024.

“Maximum Rate” shall have the meaning ascribed to it in Section 9.12 hereof.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) fiscal years.

“Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming the Hedging Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

“Note” or “Notes” shall mean individually either of, and collectively both of, the Term Loan Note and the Revolving Note.

“Notice of Borrowing” shall mean a Notice of Borrowing in the form of Exhibit “C” attached hereto to be delivered by Borrower to Lender as a condition of obtaining any Advance under the Revolving Credit Facility as provided in Section 2.02(d) hereof.

“Obligations” shall mean (i) all amounts owing by (A) Borrower to Lender pursuant to or in connection with the Term Loan Note, the Revolving Note, or any other promissory note or other instrument of indebtedness from Borrower to Lender, at any time or from time to time, (B) Borrower with respect to any Letter of Credit or under any LC Documents, (C) any of the Loan Parties to the Lender pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to the Credit Facilities, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to Lender incurred pursuant to the Notes, this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (ii) all Rate Management Obligations, (iii) all Treasury Management Obligations, (iv) any obligations under any purchasing card or credit card account established for a Loan Party by Lender or any affiliate of Lender, and (v) all other indebtedness of whatever kind arising of any Loan Party to Lender or any affiliate of Lender, together with all renewals, extensions, modifications or refinancings of any of the foregoing. Notwithstanding the foregoing, the term “Obligations” shall exclude any Excluded Swap Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which is not otherwise included in the definition of “Indebtedness” and does not constitute or appear as a liability on the balance sheet of such Person.

“One Month Libor” means the average quoted by Bloomberg Finance L.P., or any quoting service or commonly available source utilized by the Lender, on the determination date for deposits in U. S. Dollars offered in the London interbank market for one month determined at approximately 11:00 am London time two (2) Business Days prior to the commencement of the applicable LIBOR Interest Period; provided that if the above method for determining one month LIBOR shall not be available, the rate quoted in The Wall Street Journal, or a rate determined by a substitute method of determination agreed on by Borrower and Lender; provided, if such agreement is not reached within a reasonable period of time (in Lender’s sole judgment), a rate reasonably determined by Lender in its sole discretion as a rate being paid, as of the determination date, by first class banking organizations (as determined by Lender) in the London interbank market for U. S. Dollar deposits; and provided further that if One Month LIBOR determined as provided above would be less than zero percent (0%) then One Month LIBOR shall be deemed to be zero percent (0%).

“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

“Participant” shall have the meaning ascribed said term in Section 9.04(b) hereof.

“Patriot Act” shall have the meaning ascribed to said term in Section 9.14 hereof.

“Payment Date” shall mean the first day of each calendar month commencing on April 1, 2017 and: (i) in the case of the Revolving Credit Facility, the Revolving Commitment Termination Date; and (ii) in the case of the Term Loan, the Maturity Date.

“PBGC” shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

“Permitted Acquisition” shall mean any transaction consummated after the Closing Date hereof in which the Borrower or a Subsidiary Loan Party acquires all or substantially all of the assets or outstanding Capital Stock of any Person or any division or business line of any Person, or merges or consolidates with any Person (with any such acquisition being referred to as an “Acquired Business” and any such Person, division or line of business being the “Target”), provided that (a) the purchase price with respect thereto does not exceed $15,000,000.00 for any single Acquisition or $50,000,000.00, in the aggregate, for all such Acquisitions, (b) at the closing of such transaction, after giving effect thereto, no Default Condition or Event of Default shall have occurred and be continuing, (c) the Target has EBITDA (assuming that EBITDA were to be determined for the Target and its Subsidiaries rather than Borrower and its Subsidiaries) for the twelve month period ending as of the most recent Fiscal Quarter end prior to the acquisition date in an amount greater than $0, (d) such acquisition is not a “hostile” acquisition and has been approved by the board of directors or managers and/or shareholders or members of the Borrower, the applicable Subsidiary and the Target, (e) at least 10 Business Days prior to the consummation of such transaction, the Borrower shall give written notice of such transaction to Lender (the “Acquisition Notice”), which shall include either (i) the final acquisition agreement or the then current draft of the acquisition agreement or (ii) a detailed description of the material terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment), (f) the Borrower or a Subsidiary Loan Party shall be the surviving entity of any merger, and the surviving entity in any merger shall not be a Foreign Subsidiary, (g) the Acquired Business shall be in substantially the same line of business as the Borrower and its Subsidiaries or a business reasonably related thereto, (h) at the time it gives the Acquisition Notice, the Borrower shall deliver to Lender pro forma financial statements for the next succeeding two-year period giving effect to the acquisition, which shall reflect to Lender’s reasonable satisfaction that Borrower and its Subsidiaries will continue to be in compliance with all of the financial covenants set forth in this Agreement, in each case, as of the consummation of, and after giving effect to, such acquisition, (i) Lender shall receive all documents relating to the acquisition and such additional documentation regarding the acquisition as it shall reasonably require (and to the extent practicably available), including, without limitation, audited financial statements or a financial review of such Target, as applicable, for its two most recent fiscal years prepared by independent certified public accountants reasonably acceptable to Lender and unaudited fiscal year-to-date statements for the two most recent interim periods and (j) at the time it gives the Acquisition Notice, the Borrower shall deliver to Lender a certificate, executed by a Responsible Officer of Borrower, demonstrating in sufficient detail compliance with the financial covenants contained in Article Six of this Agreement on a pro forma basis after giving effect to such acquisition and, further, certifying that, after giving effect to the consummation of such acquisition, the representations and warranties of the Borrower and the Loan Parties contained herein will be true and correct in all material respects (except where the same are qualified by materiality, in which case, the same shall be true and correct in all respects) and as of the date of such consummation, except to the extent such representations or warranties expressly relate to an earlier date, and that Borrower and the other Loan Parties, as of the date of such consummation, will be in compliance with all other terms and conditions contained herein.

“Permitted Encumbrances” shall mean: (i) Liens imposed by law for taxes, assessments or charges or levies of any Governmental Authority not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; (ii) statutory Liens of suppliers carriers, warehousemen, mechanics, materialmen and similar Liens arising by operation of law in the ordinary course of business for amounts not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; (iii) pledges, Liens and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (iv) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of any Loan Party; (v) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (iv) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby; (vi) statutory Liens on deposit accounts maintained with, or other property in the custody of, a depositary bank pursuant to its general business terms and in the ordinary course of business, provided that such Liens do not secure any Indebtedness; (vii) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to this Agreement to be applied against the purchase price for such Investment; (viii) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of any Loan Party in the ordinary course of business; and (ix) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Loan Party in the ordinary course of business or Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods.

“Permitted Investments” shall mean: (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof; (ii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six months from the date of acquisition thereof; (iii) certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and (v) mutual funds investing solely in any one or more of the Permitted Investments described in the foregoing clauses (i) through (iv).

“Person” shall mean a natural person, partnership, corporation, trust, unincorporated organization, limited liability company, limited liability partnership, association, joint venture, or a Governmental Authority (or political subdivision thereof) or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” shall mean the rate of interest per annum announced by Lender from time to time and adopted as its Prime Rate, which is one of several rate indexes employed by Lender when extending credit and may not necessarily be Lender’s lowest lending rate.

“Rate Management Agreement” shall mean any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between any Loan Party and Lender or any affiliate of Lender, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

“Rate Management Obligations” shall mean any and all obligations of any Loan Party to Lender or any affiliate of Lender, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any Rate Management Agreement.

“Regulations T, U and X” shall mean Regulations T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

“Related Part(y)(ies)” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, and agents of such Person and such Person’s Affiliates.

“Related Treasury Management Agreement” shall mean all arrangements for the delivery of treasury management services to or for the benefit of any Loan Party which are entered into with Lender or an affiliate of Lender.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Required Insurance” shall have the meaning ascribed to said term in Section 6.02(a) hereof.

“Requirement of Law” shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or government documents of such Person and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Loan Documents.

“Responsible Officer” shall mean with respect to any Loan Party which is not a natural person any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president or a manager or managing member of such Loan Party or such other representative of such Loan Party as may be designated in writing by any one of the foregoing with the consent of Lender; and, with respect to the financial covenants only, the chief financial officer or the treasurer of such Loan Party

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity interest of any Loan Party or any of their respective Subsidiaries now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, or any shares of any class of stock or other equity interest of any Loan Party or their respective Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity interest of a Loan Party or any of its Subsidiaries now or hereafter outstanding.

“Revolving Commitment Amount” shall mean the principal sum of up to $35,000,000.00.

“Revolving Commitment Termination Date” shall mean the earliest of (i) February 25, 2022 and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

“Revolving Credit Facility” shall mean the revolving line of credit described in Section 2.02 opened by Lender in favor of Borrower in the principal amount of up to $35,000,000.00, to be used solely for the purposes set forth in Section 2.02.

“Revolving Note” shall mean the Revolving Line of Credit Promissory Note in the principal amount of up to $35,000,000.00, executed by Borrower and payable to the order of Lender, in the form of Exhibit “D” attached hereto, together with all amendments, modifications, replacements, consolidations, or renewals thereof or supplements thereto.

“Sanctioned Country” shall mean a country or territory which is at any time subject to Sanctions.

“Sanctioned Person” shall mean (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC or (D) any Person 50% or more owned, directly or indirectly, by any of the above.

“Sanctions” shall mean:

(A)     economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty’s Treasury of the United Kingdom; and

(B)     economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury.

“Sanctions List” shall mean any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State, Her Majesty’s Treasury of the United Kingdom or any other U.S. government entity, in each case as the same may be amended, supplemented or substituted from time to time.

“Security Agreement” shall mean the Security Agreement, in the form of Exhibit “E” attached hereto made by Borrower and the other Loan Parties in favor of Lender simultaneously with the execution and delivery of this Agreement, as amended, modified or supplemented from time to time.

“Security Agreement Supplement” shall mean each supplement substantially in the form of Annex 2 to the Security Agreement executed and delivered by any Domestic Subsidiary of Borrower pursuant to Section 6.19.

“Security Documents” shall mean the Security Agreement, and all other pledge or security agreements, mortgages, deeds of trust, assignments or other similar agreements or instruments executed and delivered by any of the Loan Parties pursuant to the provisions hereof or otherwise in connection with the transactions contemplated hereby, in each case as amended, modified or supplemented from time to time.

“Solvency Certificate” shall mean the Solvency Certificate in the form of Exhibit “F” attached hereto, which is to be executed and delivered by a Responsible Officer of Borrower as a condition of the closing and funding of the Term Loan.

“Standard Rate” means, for any day, a rate per annum equal to the Lender’s announced Prime Rate minus 2.00% per annum, and each change in the Standard Rate shall be effective on the date any change in the Prime Rate is publicly announced as being effective; provided that if the Standard Rate determined as provided above would be less than 0.75 percent (0.75%) then the Standard Rate shall be deemed to be 0.75 percent (0.75%).

“Subordinated Debt” shall mean any Indebtedness of the Borrower or any Subsidiary (i) that is expressly subordinated to the Obligations on terms reasonably satisfactory to Lender, (ii) that matures by its terms no earlier than six months after the Maturity Date with no scheduled principal payments permitted prior to such maturity, except as may be permitted under the applicable Subordination Agreement and (iii) that is evidenced by a note, bond, indenture or other similar agreement that is in a form reasonably satisfactory to the Lender.

“Subordination Agreements” shall mean the collective reference to, and “Subordination Agreement” means each intercreditor or subordination agreement, in form and substance satisfactory to Lender, from the holders of any Subordinated Debt in favor of Lender.

“Subsidiary” shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term “Subsidiary” shall be deemed to refer to a Subsidiary of any Loan Party.

“Subsidiary Guaranty” shall mean the Subsidiary Guaranty Agreement substantially in the form of Exhibit “G” made by the Domestic Subsidiaries of Borrower as of the Closing Date, and as the same be joined in at any time or from time to time by any Domestic Subsidiary created, formed or acquired hereafter, in favor of Lender, as the same may be amended, restated, modified or supplemented at any time or from time to time.

“Subsidiary Guaranty Supplement” shall mean each supplement substantially in the form of Annex I to the Subsidiary Guaranty executed and delivered by any Domestic Subsidiary of Borrower pursuant to Section 6.19.

“Subsidiary Loan Party” shall mean any Subsidiary that executes or becomes a party to the Subsidiary Guaranty Agreement and is a party to this Agreement as of the Closing Date or becomes a party to this Agreement subsequent to the Closing Date hereof by executing a Joinder to Credit Agreement.

“Swap Obligation” shall mean any Rate Management Obligation that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, and (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“Taxes” shall have the meaning ascribed said term in Section 3.14(a) hereof.

“Term Loan” shall mean the term loan described in Section 2.01 hereof made by Lender to Borrower in the principal amount of $42,000,000.00, to be used solely for the purposes set forth in Section 2.01.

“Term Loan Note” shall mean the Term Loan Promissory Note in the principal amount of $42,000,000.00, executed by Borrower and payable to the order of Lender, in the form of Exhibit “H” attached hereto, together with all amendments, modifications, replacements, consolidations, or renewals thereof or supplements thereto.

“Treasury Management Obligations” shall mean, collectively, all obligations and other liabilities of any Loan Party owing to Lender or any affiliate of Lender pursuant to any agreements governing the provision to such Loan Party of treasury or cash management services, including deposit accounts, funds transfer, automated clearing house, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

“UCC” shall mean the Uniform Commercial Code as in effect in each applicable jurisdiction.

“Unused Line Fee” shall have the meaning ascribed to said term in Section 3.06 hereof.

“Wholly Owned” shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Accounting Matters.

Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Loan Parties delivered pursuant to Section 6.01(a) hereof. Notwithstanding any other provision contained herein, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof. For purposes of determining compliance with any covenant (including computation of any financial covenant) contained herein, Indebtedness of the Loan Parties shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB Accounting Standards Codification 825 on financial liabilities shall be disregarded.

Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof,” “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of Lender’s principal office in Winston-Salem, North Carolina.

CREDIT FACILITIES AND LETTERS OF CREDIT

Term Loan.

General Terms. Upon the execution of this Agreement and compliance with its terms and conditions, Lender agrees to make to Borrower and Borrower agrees to take from Lender the Term Loan in the principal amount of $42,000,000.00, which shall be funded in a single advance to Borrower on the Closing Date, for the purposes of refinancing the existing term loan and working capital needs of the Borrower.

Term Loan Note. The Term Loan shall be evidenced by the Term Loan Note, which shall (i) be executed by the Borrower, (ii) be payable to the order of Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount of $42,000,000.00, (v) bear interest at the Interest Rate in accordance with the provisions of the Term Loan Note and Section 3.01(a) hereof, (vi) provide for monthly payments on each Payment Date, commencing with the Payment Date occurring on April 1, 2017, of (A) principal in the amount of $500,000.00 per month, plus (B) accrued interest at the Interest Rate, as provided in the Term Loan Note, (vii) be due and payable in full in accordance with the Term Loan Note and Section 3.02(a) hereof on the Maturity Date, and (viii) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

Voluntary Prepayments. The Borrower shall have the right to prepay the Term Loan, in whole or in part, at any time, without premium or penalty. Any principal prepayment of the Term Loan Note shall be applied to payments due under the Term Loan Note in the inverse order of their maturity. Notwithstanding the foregoing, any and all obligations of the Loan Parties under any Rate Management Agreement(s) must also be fully satisfied by the Borrower, in accordance with the terms of such Rate Management Agreement(s), and the Revolving Credit Facility must be indefeasibly paid in full in cash, prior to release of any of the Collateral.

Revolving Credit Facility.

General Terms. Upon the execution of this Agreement and compliance with its terms and conditions and effective as of the Closing Date, Lender agrees to make to Borrower and Borrower agrees to take from Lender the Revolving Credit Facility in the principal amount of $35,000,000.00 for the purposes of the expansion of Borrower’s current assets. The Revolving Credit Facility shall be available to Borrower during the Availability Period such that so long as no Default Condition or Event of Default exists as of the date of each Advance, the Revolving Commitment Termination Date has not occurred, and the Revolving Credit Facility has not been otherwise terminated. Subject to the terms of this Agreement, Lender shall make advances under the Revolving Credit Facility into the Borrower’s designated operating account or other designated deposit account maintained with Lender upon receipt of the written or oral request (thereafter confirmed in writing) of Borrower. Borrower may borrow, re-pay (either partially or wholly) and re-borrow on a revolving basis Advances not to exceed at any time or from time to time the maximum principal sum outstanding under the Revolving Credit Facility of $35,000,000.00, subject in each case to the Borrowing Availability, upon and subject to the terms, conditions and limitations herein contained. Each borrowing under the Revolving Credit Facility shall be made as an Advance hereunder and under the Revolving Note for providing working capital to Borrower, reimbursing LC Disbursements as provided in Section 2.03 and the other provisions hereof applicable thereto, and other general business purposes, including without limitation Permitted Acquisitions.

Revolving Note. The Revolving Credit Facility shall be evidenced by the Revolving Note, which shall (i) be executed by the Borrower, (ii) be payable to the order of Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount of $35,000,000.00, (v) bear interest at the Interest Rate in accordance with the provisions of the Revolving Note and Section 3.01(b) hereof, (vi) provide for monthly payments of interest only at the Interest Rate on each Payment Date commencing on April 1, 2017, as provided in the Revolving Note, (vii) be due and payable in full in accordance with the Revolving Note and Section 3.02(b) hereof on the Revolving Commitment Termination Date, and (viii) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

Voluntary Prepayments. The Borrower shall have the right to prepay the Revolving Credit Facility, in whole or in part, at any time, without premium or penalty. Any principal prepayment of the Revolving Note shall be applied to payments due under the Revolving Note in the inverse order of their maturity. Notwithstanding the foregoing, any and all obligations of the Loan Parties under any Rate Management Agreement(s) must also be fully satisfied by the Borrower, in accordance with the terms of such Rate Management Agreement(s), and the Term Loan must be indefeasibly paid in full in cash, prior to release of any of the Collateral.

Procedure for Advances.

Lender agrees to make Advances under the Revolving Credit Facility to the Borrower from time to time in accordance with the treasury and cash management services and products provided to the Borrower by the Lender.

Except as provided in clause (i) above, in order to obtain any other Advance under the Revolving Credit Facility, Borrower shall submit to Lender a Notice of Borrowing setting forth the principal amount of the Advance to be obtained by Borrower from Lender pursuant to the terms hereof. So long as such Notice of Borrowing is received by the Lender prior to 11:00 a.m. (Winston-Salem, North Carolina time), such Advance can be made on the Business Day of receipt of such notice. Unless otherwise indicated by the Borrower, each Notice of Borrowing shall be irrevocable.

The amount of each Advance, whether advanced pursuant to clause (i) or clause (ii) above, when added to the then outstanding principal balance of the Revolving Credit Facility shall not exceed in any and all events the amount of the Borrowing Availability.

Letters of Credit.

During the Availability Period, Lender agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is thirty (30) days prior to the Revolving Commitment Termination Date, unless the Letter of Credit is fully secured by a cash deposit equal to the face amount of the Letter of Credit by a written pledge in all respects acceptable to Lender; (ii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance the LC Exposure would exceed the LC Commitment; and (iii) no Default Condition or Event of Default exists and is continuing.

To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give Lender irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. Borrower shall further pay to Lender the Letter of Credit Fees as provided in Section 3.07 applicable to each Letter of Credit. In addition to the satisfaction of the conditions in Article Four, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as Lender shall approve and that the Borrower shall have executed and delivered any additional applications, agreements, reimbursement agreements, and instruments relating to such Letter of Credit as Lender shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

Lender shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. Lender shall notify the Borrower of such demand for payment and whether Lender has made or will make an LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse Lender with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse Lender for any LC Disbursements paid by Lender in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified Lender prior to 11:00 a.m. (Winston-Salem, North Carolina time) on the Business Day on which such drawing is honored that the Borrower intends to reimburse Lender for the amount of such drawing in funds other than from the proceeds of the Revolving Credit Facility, the Borrower shall be deemed to have timely given a Notice of Borrowing to Lender requesting Lender to make an Advance under the Revolving Credit Facility on the date on which such drawing is honored in an exact amount due to Lender which will be used for the purpose of reimbursing to Lender the amount of such LC Disbursement; provided, that for purposes solely of such Advance, the conditions precedent set forth in Section 4.02 hereof shall not be applicable.

If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from Lender demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with Lender, in the name of Lender, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in subparagraphs (j) or (k) of Section 8.01. Such deposit shall be held by Lender as collateral for the payment and performance of the obligations of the Borrower under this Agreement. Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Borrower agrees to execute any documents and/or certificates to effectuate the intent of this paragraph. Other than any interest earned on the investment of such deposits in money market accounts or cash equivalents, which investments shall be made at the option and sole discretion of Lender and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by Lender to reimburse itself for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Credit Facilities has been accelerated, at the option of Lender, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

Any lack of validity or enforceability of any Letter of Credit or this Agreement;

The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), Lender or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

Payment by Lender under a Letter of Credit against presentation of a draft or other document to Lender that does not comply with the terms of such Letter of Credit;

Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; or

The existence of a Default Condition or an Event of Default.

Neither Lender nor any Related Party of Lender shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of Lender; provided, that the foregoing shall not be construed to excuse Lender from liability to the Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by Lender’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of Lender (as finally determined by a court of competent jurisdiction), Lender shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

Unless otherwise expressly agreed by Lender and Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by Lender, its correspondents, and the beneficiaries thereof will be governed by (i) the rules of the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued) as to each standby Letter of Credit, (ii) the rules of The Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance as to each documentary Letter of Credit, and (iii) to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 9.05.

INTEREST, PRINCIPAL, MANDATORY PRINCIPAL PREPAYMENTS, LATE CHARGES, FEES, INABILITY TO DETERMINE INTEREST RATES, ILLEGALITY, INCREASED COSTS, TAXES

Interest.

Term Loan. The Borrower shall pay interest on the Term Loan pursuant to the terms of the Term Loan Note in arrears as provided in the Term Loan Note on each Payment Date, in respect of the unpaid principal balance of the Term Loan, at the Interest Rate as in effect from time to time.

Revolving Credit Facility. The Borrower shall pay interest on the Revolving Credit Facility pursuant to the terms of the Revolving Note in arrears as provided in the Revolving Note on each Payment Date, in respect to the unpaid principal balance of the Revolving Credit Facility, at the Interest Rate as in effect from time to time.

Default Rate. Upon the occurrence and during the continuance of an Event of Default, all outstanding principal of the Term Loan and the Revolving Credit Facility shall bear interest in accordance with the Term Loan Note and the Revolving Note, respectively, at the Default Rate, and such default interest shall be payable pursuant to each of the Term Loan Note and the Revolving Note on each Payment Date or upon demand or acceleration by Lender. To the greatest extent permitted by law, interest shall continue to accrue under the Notes at the Default Rate after the filing by or against any Loan Party of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

Maximum Rate. Nothing contained in the Notes, this Agreement or in any other Loan Document shall be deemed to establish or require the payment of interest to Lender at a rate in excess of the Maximum Rate. If the amount of interest payable for the account of Lender under either the Term Loan Note or the Revolving Note on any Payment Date or upon the Revolving Commitment Termination Date or Maturity Date, as applicable, would exceed the maximum amount permitted by Applicable Law to be charged by Lender, the amount of interest payable for its account on such Payment Date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction, if from time to time thereafter the amount of interest payable on any Payment Date or upon the Revolving Commitment Termination Date or the Maturity Date, as applicable, would be less than the maximum amount permitted by applicable law to be charged by Lender, then the amount of interest payable on such subsequent Payment Date or upon the Revolving Commitment Termination Date or the Maturity Date, as applicable, shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid to the Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

Principal.

Term Loan. Borrower shall pay principal on the Term Loan in accordance with the Term Loan Note in monthly installments of principal of $500,000.00 each on each Payment Date as provided in the Term Loan Note commencing on April 1, 2017 and the entire outstanding principal balance of the Term Loan shall be paid in full in accordance with the terms of the Term Loan Note on the Maturity Date.

Revolving Credit Facility. Borrower shall pay the outstanding principal balance of the Revolving Credit Facility in accordance with the Revolving Note in full on the Revolving Commitment Termination Date.

Mandatory Prepayments.

Sale of Assets. Within five (5) Business Days following receipt by the Borrower or any of its direct or indirect Domestic Subsidiaries of proceeds of any sale or disposition by the Borrower or such Domestic Subsidiary of any of its assets which when aggregated with the proceeds of prior sales and dispositions by the Borrower and its Domestic Subsidiaries within the same fiscal year exceed $500,000 in the aggregate (excluding (i) sales of inventory in the ordinary course of business, (ii) sales of obsolete equipment, and (iii) so long as there has not occurred any Default Condition or Event of Default and the Borrower has delivered to Lender satisfactory evidence of its intent to reinvest within five (5) Business Days following receipt of such proceeds, sales of assets the proceeds of which are invested into the businesses of the Borrower and its Subsidiaries within 180 days after such assets are sold, and the Borrower has delivered to Lender satisfactory evidence thereof within such time period), the Borrower shall prepay the Credit Facilities in an amount equal to such excess proceeds, net of commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Borrower or such Subsidiary in connection therewith (in each case, paid to non-Affiliates). Any such prepayment shall be applied in accordance with Section 3.03(d).

Insurance Proceeds. Within five (5) Business Days following receipt by the Borrower or any of its direct or indirect Domestic Subsidiaries of proceeds of any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Domestic Subsidiaries (excluding, so long as there has not occurred any Default Condition or Event of Default and the Borrower has delivered to Lender satisfactory evidence of its intent to reinvest within five Business Days following receipt of such proceeds, proceeds which are invested into the businesses of the Borrower and its Subsidiaries within 180 days after the receipt of such proceeds, and the Borrower has delivered to Lender satisfactory evidence thereof within such time period), the Borrower shall prepay the Credit Facilities in an amount equal to all such proceeds. Any such prepayment shall be applied in accordance with Section 3.03(d).

If the Borrower or any of its direct or indirect Subsidiaries issues any debt or equity securities (other than, so long as, in each case, there has not occurred any Default Condition or Event of Default, Indebtedness permitted under Section 7.01 or equity securities (i) issued by a Subsidiary of the Borrower to the Borrower or another Subsidiary, (ii) as to which the proceeds of such issuance are used exclusively for the consummation of Permitted Acquisitions or (iii) issued as a form of executive compensation) then no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Credit Facilities in an amount equal to 50% of all such proceeds, net of underwriting discounts and commissions and other reasonable costs, in each case, paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 3.03(d).

Subject to Section 8.02, amounts to be applied in connection with prepayments made pursuant to Sections 3.03(a), (b), or (c) shall be applied first, to Lender’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Credit Facilities; third, to the principal balance of the Term Loan, until the same shall have been paid in full, and applied to the scheduled payments of principal in inverse order of their maturities; fourth, to the principal balance of the Revolving Credit Facility, until the same shall have been paid in full; and fifth, to cash collateralize the Letters of Credit in accordance with Section 2.03(d) in an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon. The Revolving Commitment Amount of the Lender shall not be permanently reduced by the amount of any prepayments made pursuant this the Section 3.03 (d).

Late Charges. If any payment of principal or interest is not paid when due under and pursuant to either the Term Loan Note or the Revolving Note (whether by acceleration or otherwise) or within ten (10) days thereafter, the Borrower shall pay to Lender as provided in each of said Notes a late payment fee of five percent (5%) of the payment amount then due, with a minimum fee of $20.00.

NSF Charges. Borrower shall pay to Lender a returned payment fee if Borrower or any Guarantor makes any payment at any time by check or other instrument, or by any electronic means, which is returned to Lender because of nonpayment due to nonsufficient funds. Lender shall not be obligated to accept any check, money order, or other payment instrument marked “payment in full” on any disputed amount due hereunder, and Lender expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Agreement, either Note or any other Loan Document, disputed, or otherwise, even if such check or payment instrument is inadvertently processed by Lender unless such payment is in fact sufficient to pay the amount due hereunder.

Unused Line Fee. Borrower shall unconditionally pay to Lender, in arrears, on the first Business Day of each April, July, October and January, beginning April 1, 2017, an availability fee (the “Unused Line Fee”) equal to one-tenth of one percent (0.10%) per annum of the average daily Borrowing Availability for the preceding calendar quarter or portion thereof.

Letter of Credit Fee. Borrower agrees to pay to Lender an annual fee (“Letter of Credit Fee”) for any Letter of Credit issued by Lender hereunder, prior to the issuance of any such Letter of Credit and on each anniversary of the issuance thereof equal to the product obtained by multiplying the Applicable Libor Margin by the amount available to be drawn under such Letter of Credit as of the date of determination.

Method of Payments; Computations. All payments by Borrower pursuant to each of the Term Loan Note and the Revolving Note or the terms of this Agreement shall be made without setoff, counterclaim, recoupment or other defense in Dollars and in immediately available funds to the Lender at its office referred to in the preamble to this Agreement, prior to 2:00 p.m. (Winston-Salem, North Carolina time), on the date payment is due. Any payment made as required pursuant to the terms hereof and of each of the Term Loan Note and the Revolving Note, but after 2:00 p.m. (Winston-Salem, North Carolina time), shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day. All computations of interest and fees hereunder shall be made on the basis of a year consisting of 360 days and the actual number of days (including the first day, but excluding the last day) elapsed.

Account. Principal and/or interest payments due under each of the Term Loan Note and the Revolving Note shall be deducted by Lender in accordance with the terms of the Term Loan Note and the Revolving Note, respectively, and hereof from Borrower’s designated operating account or other designated deposit account maintained with Lender. Each payment under either of the Term Loan Note or the Revolving Note may be applied in the following order: accrued interest, principal, fees, charges and advanced costs.

Recovery of Payments. Loan Parties agree that to the extent Borrower makes a payment or payments to or for the account of Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, or the recipient of any such payment elects to repay the same in good faith settlement of any pending or threatened avoidance claim, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

Inability to Determine Interest Rate. In the event that Lender shall have determined, which determination shall be final, conclusive and binding, that by reason of circumstances occurring after the Closing Date affecting the London interbank market, adequate and fair means do not exist for ascertaining the One Month LIBOR on the basis provided for in this Agreement, the Lender shall give notice (by telephone confirmed in writing or by telecopy) to Borrower of such determination, whereupon (i) any request for an Advance under the Revolving Credit Facility shall be deemed to be a request for an Advance bearing interest at the Standard Rate, and (ii) the Credit Facilities shall bear interest at the Standard Rate, in each case, until Lender notifies Borrower that the circumstances giving rise to such notice no longer exist.

Illegality. In the event the Lender shall determine, which determination shall be final, conclusive and binding, that the making, maintaining, continuance or funding of any portion of the Credit Facilities at the Interest Rate, (i) has become unlawful as a result of compliance by Lender with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any of the same not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause Lender material hardship, as a result of contingencies occurring after the Closing Date materially and adversely affect the London interbank market or Lender’s ability to make the Credit Facilities at the Interest Rate generally, then and in any such event, Lender shall give notice (by telephone confirmed in writing or by telecopy) to Borrower of such determination. Thereafter, (x) the obligation of Lender to make any advance under the Revolving Credit Facility shall be suspended until such notice shall be withdrawn by Lender, and (y) the Credit Facilities shall bear interest at the Standard Rate until Lender notifies Borrower that the circumstances giving rise to such notice no longer exist.

Increased Costs.

If, at any time after the date hereof and from time to time, any Change in Law shall (i) subject Lender to any tax or other charge, or change the basis of taxation of payments to Lender, or its obligation to make, fund or maintain the Credit Facilities (other than any change in the rate or basis of tax on the overall net income or profits of Lender and, without duplication of amounts, other than as indemnified by Borrower pursuant to Section 3.14(b)), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender (except any reserve adjustment requirement which is otherwise reflected in the determination of the Libor Rate as provided in the definition thereof), or (iii) other than excluded by clause (ii) above, impose on Lender any other condition, and the result of the foregoing shall be to increase the cost to Lender of making or maintaining the Credit Facilities or to reduce the amount of any sum received or receivable by Lender hereunder, Borrower shall, within thirty (30) days of written demand therefor by Lender, pay to Lender such additional amounts as shall compensate Lender for such increase in costs or reduction in return.

If, at any time after the date hereof and from time to time, Lender shall have reasonably determined that the introduction of any Change in Law, or compliance by Lender with any Change in Law, has or would have the effect as a consequence of the Credit Facilities of reducing the rate of return on the capital of Lender or any Person controlling Lender to a level below that which Lender or such controlling Person could have achieved but for such Change in Law (taking into account such Lender’s or controlling Person’s policies with respect to capital adequacy), then, from time to time, within ten (10) Business Days after receipt by Borrower of written demand therefor by Lender, Borrower shall pay to Lender such additional amounts as will compensate Lender or such controlling Person for such reduction in return.

Determinations by Lender for purposes of this Section 3.13 of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. No failure by Lender at any time to demand payment of any amounts payable under this Section 3.13 shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section 3.13 shall require or be construed to require Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

Taxes.

Any and all payments by Borrower under each of the Term Loan Note and the Revolving Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than Excluded Taxes (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.14), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) Borrower shall deliver to the Lender evidence of such payment.

The Loan Parties shall indemnify Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 3.14) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within ten (10) Business Days from the date Lender makes written demand therefor.

Lender agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Loan Parties or (ii) previously deducted by Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), Lender shall reimburse the applicable Loan Party to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of such Loan Party under this Section 3.14 with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that such Loan Party, upon the request of Lender, agrees to repay to the Lender the amount paid over to such Loan Party (together with any penalties, interest or other charges), in the event the Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Lender of the amount of any such, recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

CONDITIONS TO CREDIT FACILITIES AND LETTERS OF CREDIT

Conditions To Effectiveness. The obligations of Lender to make the Term Loan, to make Advances under the Revolving Credit Facility and to issue any Letter of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied:

Lender shall have received all fees and other amounts due and payable on or prior to the Closing Date, including without limitation reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to Lender) required to be reimbursed or paid by Borrower hereunder and under any other Loan Document.

The Lender (or its counsel) shall have received the following:

a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Lender (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

the duly executed Term Loan Note payable to the Lender;

the duly executed Revolving Note payable to the Lender;

the Subsidiary Guaranty duly executed by the Subsidiary Loan Parties existing on or as of the Closing Date;

the Security Agreement duly executed by Borrower;

each other Loan Document duly executed by the respective parties thereto;

a certificate of the Secretary, Assistant Secretary or other authorized officer, general partner, member or manager of each Loan Party in form and substance acceptable to the Lender, attaching and certifying copies of its articles or certificate of incorporation, articles of organization, certificate of limited partnership, bylaws, partnership agreement, limited liability company agreement or operating agreement, or comparable organizational documents and authorizations of each such Person’s board of directors, general partners, members or managers, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer, general partner, member or manager of each Loan Party executing the Loan Documents to which it is a party;

certificates of good standing, status or existence, as may be available from the Secretary of State or other issuing agency of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation, partnership, or limited liability company;

favorable written opinions of Hill Ward Henderson, counsel to the Loan Parties, and certain other local counsel to Borrower, each addressed to Lender, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as Lender shall reasonably request;

a certificate, in form and substance acceptable to the Lender, dated the Closing Date and signed by a Responsible Officer, certifying that (x) no Default Condition or Event of Default exists, (y) all representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects and (z) since the date of the financial statements of the Loan Parties described in Section 5.06 hereof, there shall has been no change which has had or could reasonably be expected to have a Material Adverse Effect;

certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of the Loan Parties, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding the Credit Facilities, any Letters of Credit, or any transaction being financed with the proceeds thereof shall be ongoing;

if applicable, duly executed payoff letters or other evidence satisfactory to the Lender from lenders under any existing loans or credit facilities of Borrower;

Perfection Certificates (as defined in the Security Agreement) with respect to Borrower and each Subsidiary Loan Party dated the Closing Date and duly executed by a Responsible Officer of such Person, and the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, and in the case of the Perfection Certificates, in which the chief executive office of such Person is located and in the other jurisdictions in which such Persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Lender that the Liens indicated in any such financing statement (or similar document) would be permitted by Section 7.02 hereof or have been or will be contemporaneously released or terminated;

certified copies of all agreements, indentures or notes governing the terms of any Material Indebtedness and all other material agreements, documents and instruments to which any Loan Party or any of its assets are bound;

a copy of, or a certificate as to coverage under, the insurance policies required by the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Lender as additional insured, in form and substance satisfactory to the Lender;

Collateral Access Agreements from such landlords of the properties leased by Borrower as the Lender may reasonably require, in form and substance satisfactory to the Lender.

Lender shall have received (i) the certificates representing any shares of Capital Stock pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of Borrower and (ii) each promissory note pledged to Lender pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to Lender) by the pledgor thereof.

Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create in favor of the Lender a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.02 hereof), shall be in proper form for filing, registration or recordation.

Each Advance Under Revolving Credit Facility. The obligation of the Lender to make each Advance under the Revolving Credit Facility or to issue, amend, renew or extend any Letter of Credit is further subject to the satisfaction of the following conditions:

at the time of and immediately after giving effect to such Advance or the issuance, amendment, renewal or extension of any Letter of Credit, no Default Condition or Event of Default shall exist;

at the time of and immediately after giving effect to such Advance or the issuance, amendment, renewal or extension of any Letter of Credit, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (except where the same are qualified by materiality, in which case the same shall be true and correct in all respects) on and as of the date of such Advance or the date of issuance, amendment, renewal or extension of any Letter of Credit, in each case before and after giving effect thereto; and

if required pursuant to Section 2.02(d)(ii), Borrower shall have delivered to Lender a Notice of Borrowing.

Each Advance or request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Loan Parties on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 4.02 and that all of the representations and warranties provided in Article Five hereof remain true, accurate and complete in all material respects.

Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article Four, unless otherwise specified, shall be delivered to Lender and, except for the Notes, in sufficient counterparts or copies as Lender shall require and shall be in form and substance satisfactory in all respects to Lender.

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to Lender as follows:

Existence; Power. Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company, as applicable, under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Organizational Power; Authorization. The execution, delivery and performance by the Loan Parties of the Loan Documents to which each is a party are within such Person’s organizational powers, as applicable, and have been duly authorized, as applicable, by all necessary organizational, and if required, shareholder, partner or member action. This Agreement and each other Loan Document dated the date hereof has been duly executed and delivered by the Loan Parties, and constitute, and each other Loan Document to which any Loan Party will become a party, when executed and delivered by such Loan Party shall constitute, valid and binding obligations of the Loan Parties, enforceable against each such Loan Party in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Places of Business. Each Loan Party’s jurisdiction of organization is set forth in Schedule 5.03 hereto and (a) each Loan Party’s chief executive office, (b) all other places of business of each Loan Party and (c) any other location of any Collateral are located at the corresponding addresses set forth on Schedule 5.03 hereto. Except as disclosed on Schedule 5.03 hereto: (a) no Loan Party has been organized in any other jurisdiction, nor changed any such location in the last five (5) years, (b) no Loan Party has changed its name in the last five (5) years, and (c) during such period no Loan Party has used, nor does any Loan Party now use, any fictitious or trade name, except to the extent disclosed on Schedule 5.03 hereto.

Pending Litigation. There are no judgments or judicial or administrative orders, proceedings or investigations (civil or criminal) pending or, to the knowledge of the Loan Parties, threatened, against Borrower or any of its direct or indirect Subsidiaries in any court or before any Governmental Authority, other than as set forth on Schedule 5.04 hereto or which, if adversely determined, could not reasonably be expected to cause a Material Adverse Effect. No member or executive officer of Borrower or any Subsidiary of Borrower has been indicted or convicted in connection with or is engaging in any racketeering or other similar criminal conduct or activity, or is currently subject to any lawsuit or proceeding or, to the knowledge of the Loan Parties, under investigation in connection with any racketeering or other similar criminal conduct or activity.

Governmental Approvals; No Conflicts. The execution, delivery and performance by the Loan Parties of this Agreement, and the other Loan Documents to which each is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any Requirements of Law applicable to any Loan Party, or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding any Loan Party or any of their respective assets or give rise to a right thereunder to require any payment to be made by any Loan Party and (d) will not result in the creation or imposition of any Lien on any asset of a Loan Party, except Liens created under the Loan Documents.

Financial Statements. Borrower has furnished to Lender: (i) the audited consolidated balance sheet of Borrower and its Subsidiaries, as of December 31, 2015, and the related statements of income, shareholder equity and cash flows for the Fiscal Year then ended certified by Mayer Hoffman Mcann P.C.; and (ii) the unaudited internally prepared consolidated balance sheet of Borrower and its Subsidiaries, as of September 30, 2016, and the related statements of income, shareholder equity and cash flows for the fiscal quarter then ended. Except as noted therein, these financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries, as of such date and the consolidated results of operations for such period in conformity with GAAP consistently applied. For the period from December 31, 2015 through and including the Closing Date, there have been no changes with respect to Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

Environmental Matters. Except for the matters set forth on Schedule 5.07, the Loan Parties (i) have not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) have not become subject to any Environmental Liability, (iii) have not received notice of any claim with respect to any Environmental Liability or (iv) do not know of any basis for any Environmental Liability, except where the result of any of the foregoing, either singly or in the aggregate, has or could reasonably be expected to result in a Material Adverse Effect.

Compliance with Laws and Agreements. Except as set forth on Schedule 5.08, the Loan Parties and their respective direct or indirect Subsidiaries, if any, are in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Investment Company Act, etc. None of the Loan Parties is (a) an “investment company” or is “controlled” by an “investment company,” as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from or registration or filing with, any Governmental Authority in connection therewith.

Taxes. Each of the Loan Parties has timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Loan Parties in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Margin Regulations. None of the proceeds of the Credit Facilities will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” with the respective meanings of each of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulation U. None of the Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock.”

ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, has or could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

Ownership of Property.

Each Loan Party has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, including all such properties reflected in the most recent balance sheets referred to in Section 5.06 hereof or purported to have been acquired by any such Person after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are material to the business or operations of the Loan Parties are valid and subsisting and are in full force.

Each Loan Party owns, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and to the Loan Parties’ knowledge the use thereof by the Loan Parties does not infringe in any material respect on the rights of any other Person.

The properties of each Loan Party are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate.

Each Loan Party Has Made Good Disclosure. The Loan Parties have disclosed to Lender all agreements, instruments, and corporate or other restrictions to which any Loan Party is subject, and all other matters known to any of them, that, individually or in the aggregate, are reasonably likely to result in a Material Adverse Effect. None of the reports (including without limitation all reports that any Loan Party is required to file with the Securities and Exchange Commission), financial statements, certificates nor other information furnished by or on behalf of the Loan Parties to the Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact nor omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading; provided, that with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Labor Relations. There are no strikes, lockouts, collective bargaining activities or other material labor disputes or grievances against any Loan Party or their respective direct or indirect Subsidiaries, or, to the Loan Parties’ knowledge, threatened against or affecting any of the Loan Parties, and no significant unfair labor practice, charges or grievances are pending against any Loan Party, or to the Loan Parties’ knowledge, threatened against any of them before any Governmental Authority, except where the result of any of the foregoing, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All payments due from any Loan Party pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the applicable Person, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Subsidiaries.

Schedule 5.16(a) sets forth the name of, the ownership interest of Borrower or any other Loan Party in, the jurisdiction of incorporation or organization of, and the type of, each Domestic Subsidiary of Borrower and/or any of its Subsidiaries and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date.

Schedule 5.16(b) sets forth the name of, the ownership interest of Borrower or any other Loan Party in, the jurisdiction of incorporation or organization of, and the type of, each Foreign Subsidiary of Borrower and/or any of its Subsidiaries, in each case as of the Closing Date.

Solvency. Immediately prior to and after giving effect to the closing of the Credit Facilities as provided herein and in the other Loan Documents, each borrowing hereunder and the use of the proceeds thereof, with respect to each Loan Party (a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small amount of capital to conduct its business.

OFAC(a)     ; Anti-Terrorism Laws.

(a)     Neither the Borrower nor any of its Subsidiaries (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Countries, or (iii) derives more than 10% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries. No part of the proceeds of the Loan hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(b)     Neither the making of the Loan hereunder nor the use of the proceeds thereof will violate the Patriot Act, the Trading with the Enemy Act, as amended, the Foreign Corrupt Practices Act or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

Foreign Assets Control Regulations. Neither the Borrower nor any Subsidiary is in violation of (i) the Trading with the Enemy Act (50 U.S.C. App. Sec. 1 et seq.), as amended, (ii) any foreign assets control regulations issued by OFAC and any executive order related thereto, or (iii) the Patriot Act, and further that it (a) is not subject to sanctions administered by OFAC or the U.S. Department of State or (b) has not engaged in any dealing or transactions with, or is otherwise associated with, any person subject to such sanctions.

Anti-Corruption Laws and Sanctions(a)     .

(a)     The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(b)     To the extent applicable, each of the Borrower and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the Patriot Act.

(c)     Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, employee, agent or controlled Affiliate of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby is a Designated Person, nor is the Borrower or any of its Subsidiaries located, organized or resident in any Sanctioned Country.

Security Documents.

The Security Agreement, upon the execution and delivery thereof by the Loan Parties, will create in favor of Lender, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and the proceeds thereof, in which a security interest may be perfected under the UCC as in effect at the relevant time by filing of financing statements or obtaining control or possession, and the Liens created under the Security Agreement are (or will be, upon the filing of appropriate financing statements and grants of security in intellectual property, the execution of appropriate control agreements and delivery of certificated securities and instruments to Lender) a fully perfected first-priority Lien on, and security interest in, all right, title and interest of respective Loan Parties in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 7.02 hereof.

Schedule 5.21(b) lists completely and correctly as of the Closing Date all real property owned in fee by any of the Loan Parties and the addresses thereof. As of the Closing Date, the respective parcels of real property described on Schedule 5.21(b) are owned in fee simple as set forth said Schedule 5.21(b), subject only to the Liens permitted by Section 7.02 and the specific exceptions set forth in said Schedule 5.21(b) with respect to each such respective parcel.

Schedule 5.21(c) lists completely and correctly as of the Closing Date all real property leased by the Loan Parties and the addresses thereof. As of the Closing Date, the Loan Parties have valid leases in all the real property set forth on Schedule 5.21(c).

Subordinated Debt. On or prior to the Closing Date, the Loan Parties have provided to the Lender complete copies of all documents or instruments evidencing, securing or relating to Indebtedness of any of the Loan Parties, including all promissory notes, debentures, mortgages, security agreements, schedules, exhibits and disclosure letters relating thereto, if any, and all amendments thereto, waivers relating thereto. As of the Closing Date, none of such agreements and documents has been amended or supplemented, nor have any material provisions thereof been waived, except pursuant to a written agreement or agreement which has heretofore been delivered to the Lender. Schedule 5.22 sets forth all Indebtedness of Borrower that Lender has required be subordinated to the Obligations as of the Closing Date.

Material Contracts. As of the Closing Date, other than as set forth in Schedule 5.23, each Material Contract is, and after giving effect to the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof and neither Borrower nor a Subsidiary thereof has violated in any material respect any such Material Contract.

Schedules. Each of the Schedules attached to this Agreement sets forth a true, correct and complete description, in all material respects, of the matter or matters covered thereby.

AFFIRMATIVE COVENANTS

The Loan Parties covenant and agree that so long as the Credit Facilities have not been terminated hereunder or any Obligation remains unpaid or outstanding:

Financial Statements and Other Information. The Loan Parties shall, or shall cause the appropriate Person to, deliver:

as soon as available and in any event within 120 days after the end of each Fiscal Year of Borrower, (i) a copy of the annual audit report and audited financial statements for such Fiscal Year for Borrower and its direct and indirect Subsidiaries, containing a consolidated balance sheet of Borrower and its direct and indirect Subsidiaries, as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of Borrower and its direct and indirect Subsidiaries, for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by an independent public accountant acceptable to the Lender (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of Borrower and its direct and indirect Subsidiaries, for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (ii) copies of internally prepared consolidating balance sheet and consolidating statement of income for Borrower and its direct and indirect Subsidiaries as of the end of such Fiscal Year certified by Borrower’s Financial Officer;

as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, an internally prepared consolidated and consolidating balance sheet of Borrower and its direct and indirect Subsidiaries, as of the end of such Fiscal Quarter and the related unaudited consolidated and consolidating statement of income and unaudited consolidated statement of cash flows of Borrower and its direct and indirect Subsidiaries for the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures (as applicable) for the corresponding Fiscal Quarter, the corresponding portion of Borrower’s previous Fiscal Year and Borrower’s budget, certified to Lender by the Financial Officer of Borrower;

concurrently with the delivery of the financial statements referred to in subparagraphs (a) and (b) above, a Compliance Certificate signed by the Financial Officer of Borrower and containing a covenant compliance worksheet in form and substance acceptable to Lender;

within seven (7) days of filing thereof with the Securities and Exchange Commission, Borrower shall submit to Lender true and complete copies of all reports or other filings filed with the Securities Exchange Commission;

upon occurrence, prompt written notice of any change (i) in any of the Loan Parties’ organizational name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or form of organization or (iv) in any Loan Party’s Federal Taxpayer Identification Number. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Lender to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral; and

promptly following any request therefor by Lender, such other information regarding the results of operations, business affairs and financial condition of the Loan Parties and their respective direct or indirect Subsidiaries, as Lender may reasonably request.

Maintenance of Insurance, Financial Records and Existence.

Required Insurance. Borrower and its direct or indirect Subsidiaries, shall maintain or cause to be maintained insurance on their properties and assets against fire, casualty, public liability, as well as general liability, and other liability insurance related to the business of the Loan Parties as is customary for such business, all in such amounts, with such deductibles and with such insurers as are customary for such business (the “Required Insurance”). All of the policies relating to the Required Insurance shall contain standard “lender loss payable” and “additional insured” clauses issued in favor of Lender (where applicable) pursuant to which all losses thereunder shall be paid to Lender as Lender’s interests may appear. Such policies shall expressly provide that the Required Insurance cannot be canceled without sixty (60) days’ (or ten (10) days with respect to nonpayment of premium) prior written notice to Lender. At or prior to the Closing Date, Borrower shall furnish Lender with insurance certificates certified as true and correct and being in full force and effect as of the Closing Date or such other evidence of the Required Insurance as Lender may require. In the event Borrower fails to procure or cause to be procured any of the Required Insurance or to timely pay or cause to be paid the premium(s) on any of the Required Insurance, Lender may do so for Borrower and its direct or indirect Subsidiaries, if any, but Borrower shall continue to be liable for the same. Borrower further covenants that all insurance premiums owing under their respective current casualty policy or policies will be paid when due. Borrower also agrees to notify Lender, promptly, upon Borrower’s receipt of a notice of termination, cancellation or non-renewal from its insurance company of any of the Required Insurance. Borrower hereby appoints Lender as its attorney-in-fact, exercisable at Lender’s option upon the occurrence and during the continuance of an Event of Default, to endorse any check which may be payable to Borrower in order to collect the proceeds of the Required Insurance.

Financial Records. Borrower and each of its Subsidiaries shall keep current and accurate books of records and accounts in which full and correct entries in all material respects will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Borrower and its Subsidiaries shall not change their Fiscal Year end date without prior written notice to Lender.

Existence and Rights. Each of the Loan Parties shall do (or cause to be done) all things reasonably necessary to preserve and keep in full force and effect its legal existence and good standing and each such Loan Party’s rights and franchises.

Notices of Material Events. The Loan Parties shall furnish to Lender prompt written notice of the following:

the occurrence of any Default Condition or Event of Default;

receipt by Borrower of any notice that Borrower’s common stock is to, or will, be delisted from the NASDAQ Global Market® Exchange.

the filing or commencement of any action, suit, proceeding or investigation by or before any arbitrator or Governmental Authority, against or, to the knowledge of any Loan Party, affecting any Loan Party which, if adversely determined, has or could reasonably be expected to result in a Material Adverse Effect;

the occurrence of any event or any other development by which any Loan Party (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, has or could reasonably be expected to result in a Material Adverse Effect;

the occurrence of any Acquisition;

the formation of any Subsidiary;

the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, has or could reasonably be expected to result in a Material Adverse Effect;

the occurrence of any default or event of default, or the receipt by any Loan Party of any written notice of an alleged default or event of default, in respect of any Material Indebtedness of any Loan Party; and

any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Existence; Conduct of Business. Each Loan Party that is not a natural person shall do or cause to be done all things reasonably necessary to preserve, renew and maintain in full force and effect their legal existence and their respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto.

Litigation. The Loan Parties shall give prompt notice to Lender of any litigation claiming in excess of $1,000,000.00 from any Loan Party or which could reasonably be expected to cause a Material Adverse Effect.

Taxes. The Loan Parties shall pay taxes when due (other than taxes based upon or measured by Lender’s income or revenues or other Excluded Taxes), if any, in connection with the Credit Facilities and/or the recording of any financing statements or other Loan Documents. The Obligations of the Loan Parties under this section shall survive the payment of Borrower’s Obligations under this Agreement and the termination of this Agreement.

Compliance with Laws, etc. The Loan Parties shall comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including without limitation, all Environmental Laws, ERISA, and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Payment of Obligations. The Loan Parties shall pay and discharge at or before maturity, all of their respective obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the affected Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Books and Records. Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Borrower and its Subsidiaries in conformity with GAAP.

Visitation, Inspection, etc. The Loan Parties will permit any of Lender’s officers or other representatives to visit and inspect any such Loan Party’s location(s) or where any Collateral is kept upon reasonable prior notice during regular business hours to examine and audit all of such Loan Party’s books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants and attorneys. The Loan Parties shall pay to Lender all reasonable fees, costs and expenses actually incurred by Lender in connection with such inspections; provided that, unless a Default Condition or Event of Default shall have occurred and be continuing, the Loan Parties shall only be required to pay such fees, costs and expenses for one such inspection or audit per calendar year.

Collateral Reporting. The Loan Parties agree to furnish to the Lender such information as Lender reasonably requires in connection with monitoring the Collateral, at the times and in the manner reasonably determined by Lender.

Maintenance of Properties. Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of their respective businesses in good working order and condition, ordinary wear and tear excepted.

Use of Proceeds. Borrower shall use the proceeds of the Credit Facilities solely for the purposes provided herein. No part of the proceeds of the Credit Facilities will be used, whether directly or indirectly, (i) for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X; (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (iii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iv) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Depository Relationship. Borrower shall establish and maintain, and shall cause its Domestic Subsidiaries to establish and maintain, so long as the Obligations have not been paid in full in cash or any commitment of Lender to loan money hereunder remains open, Lender as the principal depository in which substantially all of the funds of Borrower and its direct and indirect Domestic Subsidiaries, are deposited and the principal bank of account for Borrower and its direct and indirect Domestic Subsidiaries as long as any Obligations are outstanding.

Leased Premises. Lender may require at any time or from time to time any leased premises be subject to a Collateral Access Agreement in form and substance reasonably acceptable to Lender.

Minimum Coverage Ratio. Borrower and its direct and indirect Subsidiaries shall maintain a Coverage Ratio of not less than 1.25 to 1.00 calculated as of the end of each Fiscal Year and as of the end of each Fiscal Quarter for the trailing twelve (12) month period ending as of the end of each such Fiscal Quarter. For the purposes hereof the term “Coverage Ratio” shall mean EBITDA for the period of measure divided by the sum of all required principal payments (whether or not actually paid) on long term debt and Capital Lease Obligations required to be paid in cash (whether or not actually paid) plus Interest Expense required to be paid in cash (whether or not actually paid) for the period of measure.

Intentionally omitted.

Maximum Funded Indebtedness to EBITDA Ratio. Borrower and its direct and indirect Subsidiaries shall maintain a Funded Indebtedness to EBITDA Ratio of not more than 4.00 to 1.00 calculated as of the end of each Fiscal Year and as of the end of each Fiscal Quarter for the trailing twelve (12) month period ending as of the end of each such Fiscal Quarter. For the purposes hereof the term “Funded Indebtedness to EBITDA Ratio” shall mean the ratio of (i) Indebtedness (a) in respect of money borrowed or (b) evidenced by a note, debenture or other like written obligation to pay money (both senior debt and subordinated debt) or (c) in respect of Capital Lease Obligations or (d) in respect of obligations or liabilities under conditional sales or other title retention agreements and (e) in respect of the balance of any earnout associated with Acquisitions consummated prior to the Closing Date or any Permitted Acquisition to (ii) EBITDA, for the period of measure.

Additional Subsidiaries. If any Subsidiary of Borrower or any other Loan Party is acquired or formed after the Closing Date, the Loan Parties will promptly notify the Lender thereof in writing and, within ten (10) Business Days after any such Subsidiary is acquired or formed, will cause such Subsidiary other than a Foreign Subsidiary to become a Subsidiary Loan Party and a Guarantor of the Obligations and Borrower, if such Subsidiary is a Domestic Subsidiary of Borrower, or the applicable other Loan Party, if such Subsidiary is a Domestic Subsidiary of any such other Loan Party shall within said ten (10) Business Day period pledge or cause to be pledged to Lender as collateral security for the Obligations, as required by Lender, subject to no other lien or encumbrance, all (100%) of the Capital Stock owned by Borrower or any other Loan Party in such Domestic Subsidiary; provided, however, that in the event any Subsidiary formed or acquired after the Closing Date is a Foreign Subsidiary, the Loan Parties shall within said ten (10) Business Day period pledge or cause to be pledged to Lender as collateral security for the Obligations, as required by Lender, subject to no other lien or encumbrance, the Capital Stock owned by Borrower or any other Loan Party but only to the extent of 65% of such Capital Stock in said Foreign Subsidiary. A Domestic Subsidiary of Borrower or any other Loan Party shall become a Subsidiary Loan Party and a Guarantor of the Obligations by executing and delivering to Lender a Joinder to Credit Agreement, a Subsidiary Guaranty Supplement, a Security Agreement Supplement and such other Security Documents as are required by Section 6.20 accompanied by (i) all other Loan Documents related thereto, (ii) certified copies of certificates or articles of incorporation or organization, by-laws, membership operating agreements or limited liability company agreements, partnership agreements, and other organizational documents, appropriate authorizing resolutions of the board of directors or other applicable governing body of such Subsidiaries, and, if required by Lender, opinions of counsel addressing such matters as Lender shall require, and (iii) such other documents as the Lender may reasonably request.

Further Assurances. Subject to the limitations and agreements set forth herein or in the other Loan Documents, the Loan Parties shall execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, and preparing all documentation relating to filings under the Federal Assignment of Claims Act) that may be required under applicable law, or that Lender may reasonably request consistent with terms hereof, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. In addition, from time to time, the Loan Parties shall, at their sole cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of the non-real estate assets and properties of Borrower and its direct and indirect Domestic Subsidiaries, as the Lender shall designate. Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance reasonably satisfactory to Lender, and the Loan Parties shall deliver or cause to be delivered to Lender all such instruments and documents (including legal opinions, ownership and encumbrances reports and lien searches) as Lender shall reasonably request to evidence compliance with this Section 6.20. The Loan Parties agree to provide such evidence as Lender shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Loan Parties shall give prompt notice to Lender of the acquisition by Borrower of any direct or indirect Subsidiary.

NEGATIVE COVENANTS

The Loan Parties covenant and agree that so long as any Obligation remains outstanding:

Indebtedness and Disqualified Stock. The Borrower and its direct and indirect Subsidiaries will not issue any Disqualified Stock or create, incur, assume or suffer to exist any Indebtedness, except:

Indebtedness created pursuant to the Loan Documents;

the Subordinated Debt;

Indebtedness of the Borrower and its direct and indirect Subsidiaries existing on the date hereof and set forth on Schedule 7.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

Indebtedness of the Borrower owing to any direct or indirect Subsidiary and of any direct or indirect Subsidiary owing to the Borrower or any other direct or indirect Subsidiary; provided that any such Indebtedness that is owed by a Subsidiary that is not a Subsidiary Loan Party to a Loan Party, when taken together with the aggregate amount of capital contributions by Loan Parties in or to any direct or indirect Subsidiary that is not a Subsidiary Loan Party permitted by Section 7.04(d), and Guarantees by Loan Parties of Indebtedness of any direct or indirect Subsidiary that is not a Subsidiary Loan Party (including all such Guarantees existing on the Closing Date) permitted by the succeeding subparagraph (e), shall be subject to the limitation set forth in Section 7.04(d);

Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided, that Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party, when taken together with the Indebtedness of any Subsidiary that is not a Subsidiary Loan Party permitted by the foregoing subparagraph (d) and the aggregate amount of capital contributions by Loan Parties in or to any direct or indirect Subsidiary that is not a Subsidiary Loan Party permitted by Section 7.04(d), shall be subject to the limitation set forth in Section 7.04(d);

Indebtedness other than Capital Lease Obligations not exceeding in the aggregate $500,000.00 at any time outstanding, for the purposes of acquiring equipment, inventory and/or other personal property used in the operation of the business of the Loan Parties, and Capital Lease Obligations not to exceed the aggregate amount of $1,000,000.00 at any time outstanding;

Indebtedness in respect of Hedging Obligations permitted by Section 7.10 hereof;

Indebtedness owed to any bank in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;

Indebtedness consisting of Contingent Obligations of any Loan Party in respect of the Indebtedness of any other Loan Party, but only to the extent that such Indebtedness of any other Loan Party is otherwise permitted as provided in this Section 7.01;

Indebtedness associated with, but only to extent of, Liens permitted pursuant to Section 7.02(c) hereof;

Indebtedness in respect of any earnout associated with any Acquisition consummated prior to the Closing Date or any Permitted Acquisition, provided that (A) with respect to both of the foregoing such obligations are unsecured, and (B) with respect to any earnout associated with a Permitted Acquisition, the Borrower would be in compliance with the financial covenants in Sections 6.17 through 6.19 after giving pro forma effect to the maximum earnout amount.

Indebtedness in respect of deferred purchase price of property or services (whether assets or Capital Stock), other than in respect of earnouts associated with any Permitted Acquisition, that is and shall remain unsecured and shall be subordinated to the Obligations on terms and conditions satisfactory to Lender, and not to exceed $250,000.00 in the aggregate at any time outstanding;

in each case to the extent (if any) that such obligations constitute Indebtedness, (i) customary indemnification obligations in connection with any Acquisition consummated prior to the Closing Date, Permitted Acquisitions and dispositions permitted under the Agreement, (ii) reimbursement or indemnification obligations owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, (iii) obligations for deferred payment of insurance premiums, and (iv) take-or-pay obligations contained in supply arrangements; provided, in each case, that such obligation arises in the ordinary course of business and not in connection with the obtaining of financing; and

additional unsecured Indebtedness of the Borrower or any of its direct or indirect Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries (both direct and indirect)) not to exceed $250,000 at any one time outstanding.

Negative Pledge. Without the prior written consent of Lender, the Borrower and its direct and indirect Subsidiaries shall not create, incur, assume or suffer to exist any Lien on any of their assets or property now owned or hereafter acquired, except:

Liens securing the Obligations;

Permitted Encumbrances;

Liens securing the Subordinated Debt, to the extent subordinated pursuant to the applicable Subordination Agreement;

Liens securing not more than $2,000,000.00 in the aggregate on assets of Borrower and/or its direct and indirect Subsidiaries for statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

any Liens on any property or asset of Borrower existing on the Closing Date set forth on Schedule 7.02; provided, that such Lien shall not apply to any other property or asset of Borrower;

extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (d) of this Section 7.02; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby;

Liens arising from precautionary UCC financing statements regarding operating leases;

Liens securing Indebtedness permitted under Section 7.01(f); provided that, (i) such Liens shall be created substantially simultaneously with the acquisition of such assets or entry into such lease, and (ii) such Liens do not at any time encumber any assets other than the assets financed by such Indebtedness;

Liens existing on any property or asset prior to the acquisition thereof by Borrower or any of its direct or indirect Subsidiaries or existing on any property or asset of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Loan Party (other than after acquired property affixed thereto or incorporated therein and proceeds or products thereof) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be;

Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon; and

extensions, renewals, or replacements of any Lien referred to in the foregoing subparagraphs (a) through (h) of this Section 7.02; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

Fundamental Changes.

The Loan Parties shall not, and shall not permit any of their respective direct or indirect Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve, except for (i) mergers (A) of Subsidiaries of Borrower into Borrower, or (B) of Subsidiaries of Borrower into other Subsidiaries of Borrower and (ii) dispositions between Subsidiaries of Borrower or by Subsidiaries of Borrower to Borrower.

The Loan Parties shall not, and shall not permit any of their respective direct or indirect Subsidiaries to, engage in any business other than businesses that are similar or complementary to the type conducted by Borrower and its Subsidiaries on the date hereof and businesses complementary or reasonably related thereto.

The Loan Parties shall not suffer a Change in Control.

The Loan Parties shall not, and shall not permit any of their respective direct or indirect Subsidiaries to, make any Acquisition other than a Permitted Acquisition.

Investments, Loans, etc. The Loan Parties shall not, and shall not permit any of their respective direct or indirect Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guaranty any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:

Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.04 (including Investments in Subsidiaries), and any modification, replacement, renewal, reinvestment or extension thereof (provided that the amount of the original Investment is not increased except as otherwise permitted by this Section 7.04);

Permitted Investments;

Guarantees constituting Indebtedness permitted by Section 7.01 hereof; provided, that the aggregate principal amount of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties that is guaranteed by any Loan Party, when taken together with the Indebtedness permitted by Section 7.01(d) and the aggregate amount of Investments by Loan Parties in or to any direct or indirect Subsidiary that is not a Subsidiary Loan Party (including all such Investments existing on the Closing Date) permitted by the succeeding subparagraph (d), shall be subject to the limitation set forth in the following subparagraph (d);

Investments made by the Borrower in or to any Subsidiary and by any Subsidiary to the Borrower or in or to another Subsidiary; provided, that the aggregate amount of capital contributions by Loan Parties in or to any direct or indirect Subsidiary that is not a Subsidiary Loan Party, and Guarantees by Loan Parties of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party (including all such Guarantees existing on the Closing Date) permitted by the foregoing subparagraph (c) and Section 7.01(e), when taken together with the Indebtedness permitted by Section 7.01(d) of any Subsidiary that is not a Loan Party owed to a Loan Party (without duplication), shall not exceed $15,000,000.00 at any time outstanding in the aggregate; provided that the aggregate amount of capital contributions by Loan Parties in or to any Non-Pledged Foreign Subsidiary (as defined herein) and Guarantees by Loan Parties of Indebtedness of Non-Pledged Foreign Subsidiaries (including all such Guarantees existing on the Closing Date) permitted by the foregoing subparagraph (c) and Section 7.01(e), when taken together with the Indebtedness permitted by Section 7.01(d) of any Non-Pledged Foreign Subsidiary owed to a Loan Party (without duplication) shall not exceed $1,500,000.00 at any time outstanding in the aggregate. “Non-Pledged Foreign Subsidiary” shall mean each Foreign Subsidiary that is not owned by SUG Holding and 65% of the Capital Stock in said Foreign Subsidiary has not been pledged to Lender as collateral security for the Obligations;

Permitted Acquisitions;

Hedging Transactions permitted by Section 7.10 hereof;

Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers, licensors, licensees and suppliers, in each case in the ordinary course of business;

loans and advances in the ordinary course of business to employees, officers and directors so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000.00;

extensions of trade credit in the ordinary course of business;

Investments made as a result of the receipt of non-cash consideration from a sale, transfer or other disposition of any asset in compliance with this Agreement;

Investments in the ordinary course of business consisting of endorsements for collection or deposit.

Restricted Payments. Except as provided herein below, the Loan Parties shall not, and shall not permit or cause any of their respective direct or indirect Subsidiaries to, directly or indirectly, declare or make any Restricted Payment or enter into any agreement to make any Restricted Payment, except for dividends payable by Borrower solely in shares of any class of its Capital Stock. Notwithstanding the foregoing, (i) provided that no Event of Default has occurred and is continuing and no Event of Default or Default Condition will result therefrom, Borrower may pay dividends on account of its Capital Stock; (ii) provided that no Event of Default has occurred and is continuing and no Event of Default or Default Condition will result therefrom, any Loan Party and any Subsidiary of any Loan Party may make Restricted Payments to any other Loan Party or any Subsidiary of a Loan Party (for clarification, the foregoing shall not permit any Loan Party or Subsidiary of a Loan Party to make any Restricted Payment in contravention of any other provision of this Section 7.05 to any Person holding Capital Stock in such Loan Party), and (iii) any Loan Party or any Subsidiary of a Loan Party may make Restricted Payments for the purposes of making payments on the Subordinated Debt but only as and to the extent permitted by the Subordination Agreement applicable thereto.

Sale of Assets. The Loan Parties shall not, and shall not permit any of their respective direct or indirect Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of their assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person other than a Loan Party, except:

the sale or other disposition for fair market value of obsolete, uneconomical or worn out property or other property not necessary for operations disposed of in the ordinary course of business or which is replaced with new property serving the same or reasonably equivalent function and having a value of not less than that of the property which has been sold or disposed of; and

the sale of inventory in the ordinary course of business;

the sale of Permitted Investments (excluding Investments in the equity of any Loan Party or any Subsidiary of a Loan Party) in the ordinary course of business;

intercompany sales or other intercompany transfers of assets among the Borrower and its direct or indirect Subsidiaries;

each Loan Party and their respective Subsidiaries may grant licenses, sublicenses, leases or subleases in the ordinary course of business to other Persons not materially interfering with the conduct of the business of such Loan Party or such Subsidiary, in each case so long as no such grant would adversely affect any Collateral or Lender’s rights or remedies with respect thereto; and

other sales of assets having a fair market value not in excess of $500,000 in the aggregate per Fiscal Year of Borrower.

Transactions with Affiliates. Except with respect to any Restricted Payments permitted by Section 7.05 hereof, the Loan Parties shall not, and shall not permit any of their respective direct or indirect Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property, assets or services from, or otherwise engage in any other transactions with, any Affiliate or Subsidiary which is not itself a Loan Party, except (i) in the ordinary course of business at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and (ii) any Restricted Payments permitted by Section 7.05.

Restrictive Agreements. The Loan Parties shall not, and shall not permit any of their respective direct or indirect Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Loan Parties or any of their respective direct or indirect Subsidiaries to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any of the Loan Parties’ respective direct or indirect Subsidiaries to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to any Loan Party, or any of their respective direct or indirect Subsidiaries or to transfer any of its property or assets to any other Loan Party or their respective direct or indirect Subsidiaries; provided, that the foregoing shall not apply to (i) restrictions or conditions imposed by law including without limitation regulations of any Governmental Authority or by this Agreement or any other Loan Document, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted pursuant to the terms of this Agreement if such restrictions or conditions are applicable solely to the assets or property securing such Indebtedness, or (iii) ordinary and customary provisions of leases or other contracts restricting the assignment thereof.

Sale and Leaseback Transactions. The Loan Parties shall not, and shall not permit any of their respective direct or indirect Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

Hedging Transactions. The Loan Parties shall not, and shall not permit any of their respective direct or indirect Subsidiaries to, directly or indirectly, enter into any Hedging Transaction, other than (i) with respect to Rate Management Obligations with Lender or affiliates of Lender or in lieu thereof Hedging Transactions with another counterparty acceptable to Lender, or (ii) Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which a Loan Party, or its direct or indirect Subsidiaries to, directly or indirectly, is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Loan Parties acknowledge that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which a Loan Party is or may become obliged to make any payment (i) in connection with the purchase by any third party of any Capital Stock or any Indebtedness or (ii) as a result of changes in the market value of any Capital Stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

Amendment to Material Documents.

Except with respect to any amendment required to be made pursuant to the terms of this Agreement, the Loan Parties shall not, and shall not permit any of their respective direct or indirect Subsidiaries to, amend, modify or waive any of its rights in a manner materially adverse to the Lender, or which could otherwise be reasonably expected to have a Material Adverse Effect under (i) its articles of incorporation, articles of organization, bylaws, operating agreement, partnership agreement, or other organizational documents, as applicable, (ii) the documents or instruments evidencing and/or securing the Subordinated Debt, or (iii) any Material Contract.

Borrower shall not amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to Borrower or any of its Subsidiaries pursuant to the BAMKO Transaction Documents if such amendment, supplement or modification would be materially adverse to the interests of the Loan Parties, or their respective direct or indirect Subsidiaries, or the Lender with respect thereto, or otherwise amend, supplement or otherwise modify the terms and conditions of the BAMKO Transaction Documents except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

Accounting Changes. The Loan Parties shall not, and shall not permit any of their respective direct or indirect Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the Fiscal Year of any Loan Party or of any of their respective Subsidiaries.

Lease Obligations. The Loan Parties will not, and will not permit any direct or indirect Subsidiary to, create or suffer to exist any obligations for the payment under operating leases or agreements to lease (but (x) excluding any obligations under leases required to be classified as capital leases under GAAP and (y) including those operating leases related to contracts between any Loan Party and its clients for which a Loan Party is no longer liable for the operating lease payments in the event that such contract is cancelled (other than obligations expressly stated to survive assumption, transfer or termination of such contracts)) which would cause the annual lease expense of the Loan Parties, determined on a consolidated basis in accordance with GAAP, under such leases or agreements to lease to exceed the greater of (a) $2,500,000.00 in the aggregate, and (b) an amount equal to 1.00% of gross revenue of the Borrower and its Subsidiaries determined on a consolidated basis for the applicable fiscal year.

Article 8 Matters. With respect to any Loan Party, or any direct or indirect Subsidiary of any Loan Party, which is a partnership or a limited liability company, no Loan Party, or any direct or indirect Subsidiary of a Loan Party, shall take any vote or action making an election under Article 8 of the UCC (i) if such Person has previously made an election to treat its partnership interests or membership interests as “securities” within the meaning of Article 8 of the UCC, to have such Person’s equity interests treated as other than “securities” or (ii) if any such Person has not previously made an election to treat its partnership interests or membership interests as “securities” within the meaning of Article 8 of the UCC, to have such Person’s equity interests treated as “securities,” in either case without Lender’s prior written consent, in its sole and absolute discretion.

Subordinated Debt Payments. The Loan Parties shall not make any payment in contravention of the terms and conditions of any Subordination Agreements.

EVENTS OF DEFAULT

Events of Default. If any of the following events (each an “Event of Default”) shall occur:

Borrower shall fail to pay any principal of the Term Loan or the Revolving Credit Facility when and as the same shall become due and payable pursuant to the terms of this Agreement and/or the Term Loan Note or the Revolving Note, as applicable, whether at the due date thereof, at a date fixed for prepayment, upon acceleration or otherwise; or

Borrower shall fail to pay any interest on the Term Loan or the Revolving Credit Facility or any fee or any other amount (other than an amount payable under subparagraph (a) of this Section 8.01) payable under this Agreement, and/or the Term Loan Note or the Revolving Note, as applicable, or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten (10) days; or

nonpayment by any Loan Party of any Rate Management Obligation when due or the breach by any Loan Party of any term, provision or condition contained in any Rate Management Agreement, and such nonpayment or breach shall continue after the applicable grace period, if any, specified in the applicable Rate Management Agreement; or

any Loan Party shall default under, breach any agreement relating to, or fail to make when due any payment, with respect to, any Treasury Management Obligation, and such nonpayment or breach shall continue after the applicable grace period, if any, specified in the applicable Rate Management Agreement; or

a default or event of default shall occur under or with respect to any other Obligation not otherwise specified in subparagraphs (a), (b), (c) or (d) above, and such default or event of default shall continue after the applicable grace period, if any, therefor; or

any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to Lender by any Loan Party, or any representative thereof pursuant to or in connection with this Agreement or any other Loan Document shall prove to be materially incorrect when made or deemed made or submitted; or

any Loan Party shall fail to observe or perform any covenant or agreement contained in Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.13, 6.14, 6.16, 6.17, 6.18, 6.19, 6.20, or Article Seven hereof; or

any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in subparagraphs (a) through (g) above) or any other Loan Document, and such failure shall remain unremedied for thirty (30) days after the first to occur of (i) any executive officer of a Loan Party becomes aware of such failure or (ii) notice thereof shall have been given to Borrower by Lender; or

any Loan Party (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure is not waived or shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Material Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

any Loan Party shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subparagraph (i) of this Section 8.01(j), (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for any Loan Party or for a substantial part of their assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other similar relief in respect of any Loan Party or their debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for Borrower, any other Loan Party or for a substantial part of their assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

any Loan Party shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

Borrower’s common stock shall be delisted from the NASDAQ Global Market® Exchange; or

an ERISA Event shall has occurred that, in the opinion of Lender, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in or have a Material Adverse Effect; or

any judgment or order for the payment of money, not fully covered by insurance or a bond, in excess of $500,000.00 in the aggregate shall be rendered against any Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

any non-monetary judgment or order shall be rendered against any Loan Party that has or could reasonably be expected to have a Material Adverse Effect, and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

the modification of the terms or provisions of any agreement, instrument or other document relating to any Subordinated Debt without Lender’s prior written consent, unless such modification is permitted by the applicable Subordination Agreement; or

a Change in Control shall occur or exist with respect to any Loan Party; or

any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby; or

any Loan Party shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably be expected to have or result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree, ordinance, or order of any court of competent jurisdiction, Governmental Authority, or municipality; or

there shall be any evidence received by Lender that reasonably leads it to believe that the Loan Parties may have directly or indirectly been engaged in any type of criminal activity which would be reasonably likely to result in the forfeiture of a substantial portion of their assets or properties to any Governmental Authority; or

the default beyond any grace period under any agreement with respect to any Subordinated Debt, and (i) such default consists of the failure to pay any principal, premium or interest with respect to such Indebtedness or (ii) such default consists of the failure to perform any covenant or agreement with respect to such Indebtedness, if the effect of such default is to cause or permit such Indebtedness to become due prior to its maturity date or prior to its regularly scheduled date of payment;

then, and in every such event (other than an event with respect to the Loan Parties described in subparagraph (j) or (k) of this Section 8.01) and at any time thereafter during the continuance of such event, the Lender may take any or all of the following actions, at the same or different times: (i) declare the principal of and any accrued interest on the Credit Facilities, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties, (ii) exercise all remedies contained in any other Loan Document, and (iii) exercise any other remedies available at law or in equity; and that, if an Event of Default specified in either subparagraph (j) or (k) of this Section 8.01 shall occur, the principal of the Credit Facilities then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically immediately become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

Application of Proceeds from Collateral. All proceeds from each sale of, or other realization upon, all or any part of the Collateral by the Lender after an Event of Default arises shall be applied as follows:

first, to the reimbursable expenses of the Lender incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;

second, to the fees and other reimbursable expenses of the Lender then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

third, to interest then due and payable under the terms of this Agreement and the Notes, until the same shall have been paid in full;

fourth, to the outstanding principal amount of the Credit Facilities, in such order, manner and tenor as Lender shall determine in its sole absolute discretion, until the same shall have been paid in full to Lender;

fifth, to all other Obligations until the same shall have been paid in full to Lender; and

sixth, to the extent any proceeds remain, to the Borrower or other parties lawfully entitled thereto.

MISCELLANEOUS

Notices.

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Loan Parties:             Superior Uniform Group, Inc.

10055 Seminole Boulevard

Seminole, Florida 33772

Attention: Andrew D. Demott, Jr.

Facsimile Number: 727-803-2642

With a copy to:                    Hill Ward Henderson

101 East Kennedy Boulevard

Suite 3700

Tampa, Florida 33602

Attention: David S. Felman, Esquire

Facsimile Number: 813-221-2900

To the Lender:                      Branch Banking and Trust Company

400 N. Tampa Street

Suite 2500

Tampa, Florida 33602

Attention: Thomas M. Lambert

Facsimile Number: 813-314-3206

With a copy to:                    Womble Carlyle Sandridge & Rice, LLP

One West Fourth Street

Winston-Salem, NC 27101

Attention: Christopher E. Leon, Esq.

Facsimile Number: 336-726-6932

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery; provided, that notices delivered to Lender shall not be effective until actually received by such Person at its address specified in this Section 9.01.

Any agreement of the Lender to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Loan Parties. Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Loan Parties to give such notice and Lender shall not have any liability to the Loan Parties or other Person on account of any action taken or not taken by Lender in reliance upon such telephonic or facsimile notice. The obligation of the Loan Parties to repay the Credit Facilities and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in any such telephonic or facsimile notice.

Waiver; Amendments.

No failure or delay by Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Loan Parties and Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Loan Parties therefrom shall in any event be effective unless the same shall be permitted by subparagraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of an advance under the Credit Facilities shall not be construed as a waiver of any Default Condition or Event of Default, regardless of whether the Lender may have had notice or knowledge of such Default Condition or Event of Default at the time.

No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Loan Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by the Loan Parties and Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Expenses; Indemnification.

The Loan Parties shall, jointly and severally, pay (i) all reasonable, out-of-pocket costs and expenses of Lender, including the reasonable fees, charges and disbursements of counsel for Lender, in connection with the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), (ii) all reasonable, actual out-of-pocket expenses incurred by Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 9.03, or in connection with the Credit Facilities opened by Lender in favor of Borrower hereunder or any Letters of Credit issued pursuant to the terms hereof, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Credit Facilities or Letters of Credit.

The Loan Parties shall indemnify Lender and each Related Party (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Loan Parties or any Subsidiary of any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Credit Facilities or Letters of Credit or the use or proposed use of the proceeds therefrom (including any refusal by Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Substances on or from any property owned or operated by the Loan Parties or any Subsidiary of any Loan Party, or any actual or alleged Environmental Liability related in any way to the Loan Parties or any Subsidiary of any Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Loan Parties, or any Subsidiary of any Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Loan Parties, or any Subsidiary of any Loan Party against an Indemnitee for such Indemnitee’s gross negligence or willful misconduct, if the Loan Parties, or any Subsidiary of a Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

The Loan Parties shall, jointly and severally, pay, and hold Lender harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(i)     The Loan Parties shall, jointly and severally, pay, and hold Lender harmless from and against any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Lender as a result of conduct of the Borrower that violates a sanction enforced by OFAC.

To the extent permitted by applicable law, the Loan Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any loan or the use of proceeds thereof.

All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.

Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Loan Parties may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Lender and (ii) Lender may assign its rights and obligations hereunder and upon such assignment shall be relieved of all obligations hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subparagraph (b) of this Section 9.04 and, to the extent expressly contemplated hereby, the Related Parties of Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Lender may at any time, without the consent of, or notice to, the Loan Parties, sell participations to any Person (other than a natural person, the Loan Parties or any of their Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of Lender’s rights and/or obligations under this Agreement; provided that (i) Lender’s obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Governing Law; Jurisdiction; Consent to Service of Process.

This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Florida. EACH LOAN DOCUMENT (OTHER THAN AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.

The Loan Parties hereby irrevocably and unconditionally submit, for themselves and their property, to the non-exclusive jurisdiction of the United States District Court of the Middle District of Florida, Tampa Division, and of any court of the State of Florida sitting in Hillsborough County, Florida, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Florida state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Loan Parties or their properties in the courts of any jurisdiction.

The Loan Parties irrevocably and unconditionally waive any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section 9.05 and brought in any court referred to in paragraph (b) of this Section 9.05. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 9.01 hereof. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.06.

Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Loan Parties, any such notice being expressly waived by the Loan Parties to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Loan Parties at any time held or other obligations at any time owing by Lender to or for the credit or the account of the Loan Parties against any and all Obligations held by Lender, irrespective of whether Lender shall have made demand hereunder and although such Obligations may be unmatured. Lender agree promptly to notify the Loan Parties after any such set-off and any application made by Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any party to this Agreement may execute a counterpart copy of this Agreement and deliver the same by telecopier, or by an electronically or digitally scanned copy signed counterpart stored in an electronic or digital format (e.g., “.pdf” or “.tft” format) which preserves the graphical or pictorial appearance of the original and delivered by electronic or digital means, such as electronic mail, so that the same may be printed in a tangible format, which shall be deemed an original for all purposes. This Agreement, the Notes and the other Loan Documents constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Advances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default Condition or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Credit Facilities or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Credit Facilities have not expired or terminated. The provisions of Sections 3.10, 3.13, 3.14, and 9.03 hereof shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Credit Facilities, the expiration or termination of the Credit Facilities or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of any Advances.

Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Confidentiality. Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information provided to it by the Loan Parties or any Subsidiary in accordance with a previously executed confidentiality and non-disclosure agreement between such parties, except that such information may be disclosed (i) to any Related Party of the Lender, including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section 9.11, or which becomes available to the Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Loan Parties, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and subject to provisions substantially similar to this Section 9.11, to any actual or prospective assignee or Participant, or (vi) with the consent of the Loan Parties. Any Person required to maintain the confidentiality of any information as provided for in this Section 9.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Credit Facilities or any Advance, together with all fees, charges and other amounts which may be treated as interest on such Credit Facility under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by Lender in accordance with applicable law, the rate of interest payable in respect of the Credit Facilities or any Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

Waiver of Effect of Corporate Seal. The Loan Parties represent and warrant that neither they nor any Subsidiary is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law or regulation, agrees that this Agreement is delivered by Loan Parties under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Patriot Act. The Lender hereby notifies Loan Parties and their Subsidiaries that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Loan Parties and each of their Subsidiaries, which information includes the name and address of such Person and other information that will allow such Lender to identify such Person in accordance with the Patriot Act. Each of the Loan Parties and their Subsidiaries shall provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by the Lender in order to assist the Lender in maintaining compliance with the Patriot Act.

Publicity. Each Loan Party consents to the publication by Lender of customary advertising material relating to the transactions contemplated by this Agreement and the Loan Documents using Borrower’s or any other Loan Party’s name, product photographs, logo or trademark.

Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that the actions and other matters described on Annex X shall be completed in accordance with Annex X. The provisions of Annex X shall be deemed incorporated herein by reference as fully as if set forth herein in its entirety.

All provisions of this Agreement and the other Loan Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Loan Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 9.16 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 9.16 have been taken (or were required to be taken). The acceptance of the benefits of the Term Loan and the Revolving Credit Facility shall constitute a covenant and agreement by each Loan Party to the Lender that the actions required pursuant to this Section 9.16 will be, or have been, taken within the relevant time periods referred to in this Section 9.16 and that, at such time, all representations and warranties contained in this Agreement and the other Loan Documents shall then be true and correct without any modification pursuant to this Section 9.16. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Lender:

BRANCH BANKING AND TRUST COMPANY,
a North Carolina banking corporation

By:	/s/ Thomas M. Lambert
Thomas M. Lambert
Senior Vice President

[Remainder of Page Intentionally Blank]

Signature Page to Credit Agreement

Borrower:

SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation

By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.,
Chief Operating Officer, Chief Financial Officer and Treasurer

Fashion Seal:

FASHION SEAL CORPORATION,
a Nevada corporation

By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.,
President

TOG:

THE OFFICE GURUS, LLC,
a Florida limited liability company

By:	SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation, its Sole Member

	By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.,
Chief Operating Officer, Chief Financial Officer and Treasurer

Signature Page to Credit Agreement

BAMKO, LLC:

BAMKO, LLC,
a Delaware limited liability company

By:	SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation, its Sole Member

	By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.,
Chief Operating Officer, Chief Financial Officer and Treasurer

SU-ARK:

SUPERIOR UNIFORM ARKANSAS LLC,
an Arkansas limited liability company

By:	SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation, its Sole Member

	By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.,
Chief Operating Officer, Chief Financial Officer and Treasurer

[Remainder of Page Intentionally Blank]

Signature Page to Credit Agreement

ANNEX “X”
TO CREDIT AGREEMENT

POST-CLOSING MATTERS

[Omitted]

EXHIBIT “A”
TO CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

In connection with the terms of the Credit Agreement, dated as of February 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between, inter alios, Superior Uniform Group, Inc., a Florida corporation (the “Borrower”) and Branch Banking and Trust Company, a North Carolina banking corporation (the “Lender”), the undersigned certifies that the following information is true and correct, in all material respects, as of the date of this Covenant Compliance Certificate:

No Default Condition or Event of Default has occurred and is continuing.

The Coverage Ratio for the period of twelve (12) months ended on [_____] was [___] to 1.00, calculated as set forth in Schedule 1, and exceeds the level required by Section 6.16 of the Credit Agreement.

The Funded Indebtedness to EBITDA Ratio for the period of twelve (12) months ended on [____] was [____] to 1.00, calculated as set forth in Schedule 2, and is less than the level required by Section 6.18 of the Credit Agreement.

Capitalized terms used in this Compliance Certificate shall have the same meanings as those assigned to them in the Credit Agreement. The foregoing is true and correct, in all material respects, as of [____________, 20__].

[Remainder of Page Intentionally Blank]

Dated as of [_________, 20___].

SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation

By:
Andrew D. Demott, Jr.,
Chief Operating Officer, Chief Financial Officer and Treasurer

Schedule 1

Calculation of Coverage Ratio

Schedule 2

Calculation of Funded Indebtedness to EBITDA Ratio

EXHIBIT “B”
TO CREDIT AGREEMENT

FORM OF JOINDER TO CREDIT AGREEMENT

JOINDER TO CREDIT AGREEMENT

THIS JOINDER TO CREDIT AGREEMENT (this “Joinder”) is made this [____day of _________, 20__] by and among SUPERIOR UNIFORM GROUP, INC., a Florida corporation (the “Borrower”), BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation, and [_____________________], (collectively, the “Subsidiary Loan Parties,” and individually, a “Subsidiary Loan Party,” and together with the Borrower, and the Guarantors (as defined in the Credit Agreement) collectively, the “Loan Parties,” and individually, a “Loan Party”). Reference is made to the Credit Agreement, dated as of February 28, 2017 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among, inter alios, Lender and Borrower. Capitalized and initially capitalized terms used herein and not herein defined shall have the meanings given to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Sections 6.19 and 6.20 of the Credit Agreement provide that upon any Loan Party’s formation or acquisition of any Domestic Subsidiary, such Subsidiary shall (i) join in and become a party to the Credit Agreement as a “Subsidiary Loan Party,” (ii) guaranty payment and performance of the Credit Facility, the Credit Agreement and the other Loan Documents pursuant to the Subsidiary Guaranty Agreement, and (iii) grant to Lender a security interest in and to that portion of the Collateral owned by such Subsidiary, all pursuant to the terms of a Joinder to the Credit Agreement in the form hereof, a Supplement to the Subsidiary Guaranty Agreement in the form required by the Subsidiary Guaranty Agreement, and a Supplement to the Security Agreement in the form required by the Security Agreement;

WHEREAS, each of the undersigned Subsidiary Loan Parties has been formed or acquired as a Domestic Subsidiary of a Loan Party and is therefore entering into this Joinder and further executing and delivering to Lender contemporaneously with the execution and delivery hereof a Supplement to Subsidiary Guaranty Agreement and a Supplement to Security Agreement pursuant to Sections 6.19 and/or 6.20, as applicable, of the Credit Agreement; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

1.             Incorporation of Recitals. The foregoing recitals are incorporated herein by reference to the same extent and with the same force and effect as if fully set forth herein.

2.             Subsidiary Loan Parties as Parties to the Credit Agreement. Each of the undersigned Subsidiary Loan Parties hereby (i) agrees that by execution and delivery of this Joinder each of the undersigned shall become a “Subsidiary Loan Party,” a “Guarantor” and a “Loan Party” under the Credit Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party, (ii) acknowledge receipt of a copy of and agree to be obligated and bound by all of the terms and provisions of the Credit Agreement and all other Loan Documents, (iii) acknowledges that each of the undersigned is a Subsidiary of a Loan Party and has executed and delivered to Lender a Supplement to the Subsidiary Guaranty Agreement and a Supplement to the Security Agreement contemporaneously with the execution and delivery hereof, and (iv) acknowledge and agree that, from and after the date hereof, each reference in the Credit Agreement and the other Loan Documents to a “Guarantor,” a “Subsidiary Loan Party,” a “Loan Party,” a “Subsidiary,” and a “Domestic Subsidiary” shall be deemed to include without limitation each of the undersigned Subsidiary Loan Parties. Each of the undersigned Subsidiary Loan Parties hereby waive acceptance from the Lender of the obligations of each Subsidiary Loan Party under the Credit Agreement, the Subsidiary Guaranty Agreement, the Security Agreement, and the other Loan Documents upon the execution and delivery of this Joinder by the undersigned.

3.             Subsidiary Loan Party Representations, Warranties and Covenants. Each of the undersigned Subsidiary Loan Parties (a) represents and warrants that (i) each of the undersigned Subsidiary Loan Parties has full power and authority, and has taken all action necessary, to execute and deliver this Joinder and to consummate the transactions contemplated hereby and to become a Guarantor, a Subsidiary Loan Party and a Loan Party under the Credit Agreement, (ii) from and after the Joinder Effective Date (as defined below), each of the undersigned Subsidiary Loan Parties shall be bound by the provisions of the Credit Agreement, the Subsidiary Guaranty Agreement, the Security Agreement and the other Loan Documents as a Guarantor, a Subsidiary Loan Party and a Loan Party thereunder and shall have the obligations as such thereunder, and (iii) each has received copies of the Credit Agreement and the other Loan Documents; (b) affirms and makes as to itself to Lender those representations and warranties set forth in Article Five of the Credit Agreement which are applicable to a Loan Party as of the date hereof; and (c) agrees that the undersigned will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by the undersigned as a Guarantor, a Subsidiary Loan Party and a Loan Party.

4.             Effectiveness of Joinder. This Joinder and the amendments contained herein shall become effective on the date (the “Joinder Effective Date”) when each of the conditions set forth below shall have been fulfilled to the satisfaction of the Lender:

(a)     Lender shall have received counterparts of this Joinder, duly executed and delivered on behalf of the Borrower and each Subsidiary Loan Party set forth herein, and the Lender, as well as a Supplement to Subsidiary Guaranty Agreement and a Supplement to Security Agreement each duly executed and delivered by the undersigned Subsidiary Loan Parties becoming party to the Credit Agreement pursuant to the terms hereof.

(b)     No event shall have occurred and be continuing that constitutes an Event of Default or a Default Condition.

(c)     All representations and warranties of the Borrower contained in the Credit Agreement, and all representations and warranties of each other Loan Party in each Loan Document to which it is a party, shall be true and correct in all material respects at the Effective Date as if made on and as of such Joinder Effective Date.

(d)     The Borrower shall have delivered to the Lender (1) certified copies of evidence of all corporate, company and/or partnership actions taken by the Borrower and the other Loan Parties, including without limitation each Subsidiary Loan Party set forth herein, to authorize the execution and delivery of this Joinder, (2) certified copies of any amendments to the articles or certificate of incorporation, formation or organization, bylaws, partnership certificate or operating agreement of the Borrower and each other Loan Party since the date of the Credit Agreement, (3) certified copies of the articles or certificate of incorporation, formation, organization, bylaws, partnership certificate or operating agreement of each Subsidiary Loan Party joining into the Credit Agreement pursuant to the terms hereof, (4) a certificate of incumbency for the officers or other authorized agents, members or partners of the Borrower and each other Loan Party executing this Joinder, and (5) such additional supporting documents as the Lender or counsel for the Lender reasonably may request.

(e)     The Lender (or its counsel) shall have received a favorable written opinion of counsel to the Loan Parties, addressed to the Lender, and covering such matters relating to the Loan Parties, this Joinder, each Supplement to Subsidiary Guaranty Agreement, each Supplement to Security Agreement, and the other documents required hereby and the transactions contemplated herein and therein as the Lender shall reasonably request.

(f)     The Lender (or its counsel) shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Lender that the Liens indicated in any such financing statement (or similar document) would be permitted by Section 7.02 of the Credit Agreement or have been or will be contemporaneously released or terminated.

(g)     All documents delivered pursuant to this Joinder must be of form and substance reasonably satisfactory to the Lender and its counsel, and all legal matters incident to this Joinder must be reasonably satisfactory to the Lender’s counsel.

As of the Joinder Effective Date, each Subsidiary Loan Party becoming a Subsidiary Loan Party by the execution hereof shall be a party to the Credit Agreement and, to the extent provided in this Joinder, shall have the rights and obligations of a Loan Party and a Guarantor thereunder and under the other Loan Documents.

5.            Successors and Assigns. This Joinder shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties, and the Lender and their respective successors and assigns.

6.             No Further Amendments. Nothing in this Joinder or any prior amendment to the Loan Documents shall require the Lender to grant any amendments to the terms of the Loan Documents. Each of the Borrower and each other Loan Party acknowledges and agrees that there are no defenses, counterclaims or setoffs against any of their respective obligations under the Loan Documents.

7.          Representations and Warranties. Each of the Borrower and each other Loan Party represents and warrants that this Joinder has been duly authorized, executed and delivered by it in accordance with resolutions adopted by its board of directors or comparable managing body. All other representations and warranties made by the Borrower and each other Loan Party in the Loan Documents are incorporated by reference in this Joinder and are deemed to have been repeated as of the date of this Joinder with the same force and effect as if set forth in this Joinder, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Lender in accordance with the provisions of the Loan Documents. Each of the Borrower and each other Loan Party represents and warrants to the Lender that, after giving effect to the terms of this Joinder, no Default Condition has occurred and been continuing.

8.             Confirmation of Lien. Each of the Borrower and each other Loan Party hereby acknowledges and agrees that the Collateral is and shall remain in all respects subject to the lien, charge and encumbrance of the Credit Agreement and the other Loan Documents and nothing herein contained, and nothing done pursuant hereto, shall adversely affect or be construed to adversely affect the lien, charge or encumbrance of, or conveyance effected by the Loans or the priority thereof over other liens, charges, encumbrances or conveyances.

9.            Fees and Expenses. The Borrower agrees to pay all reasonable, actual out-of-pocket costs and expenses of the Lender and its Affiliates, including the reasonable, actual fees, charges and disbursements of counsel for the Lender and its Affiliates, in connection with the preparation and administration of this Joinder.

10.          Severability. Any provision of this Joinder held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.          Governing Law. This Joinder shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Florida. THIS JOINDER WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.

12.        Counterparts. This Joinder may be executed by one or more of the parties to this Joinder on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart.

IN WITNESS WHEREOF, the parties have caused this Joinder to be duly executed by their respective duly authorized representatives all as of the day and year first above written.

BORROWER:

SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation

By:
Andrew D. Demott, Jr.,
Chief Operating Officer, Chief Financial Officer and Treasurer

SUBSIDIARY LOAN PARTIES:

[ ]

By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Consented and agreed to:

LENDER:

BRANCH BANKING AND TRUST COMPANY

By:
Name:
Title:

EXHIBIT “C”
TO CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

[________________, 20__]

Branch Banking and Trust Company

400 N. Tampa Street, Suite 2500

Tampa, Florida 33602

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of February 28, 2017 (as amended and in effect on the date hereof, the “Credit Agreement”), between, inter alios, the undersigned, as Borrower and Branch Banking and Trust Company, as Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Borrowing, and the Borrower hereby requests an Advance under the Revolving Credit Facility opened pursuant to, and upon the terms and conditions of, the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Advance requested hereby:

(A)	Aggregate principal amount of Advance:

$[_______________]

(B)	Date of Advance (which is a Business Day):

[______________].

(C)	Location and number of Borrower’s account to which proceeds of Advance are to be disbursed:

Beneficiary Name: Superior Uniform Group, Inc.
Bank Name: Branch Banking and Trust Company
Account Number: [______________]
Routing Number: [_______________]

C-1

The Borrower hereby represents and warrants that the conditions specified in Section 4.02 of the Credit Agreement are satisfied.

Very truly yours,

SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation

By:
Andrew D. Demott, Jr.,
Chief Operating Officer, Chief Financial Officer and Treasurer

C-2

EXHIBIT “D”
TO CREDIT AGREEMENT

FORM OF REVOLVING NOTE

REVOLVING LINE OF CREDIT PROMISSORY NOTE

$35,000,000.00

February 28, 2017

FOR VALUE RECEIVED, the undersigned, SUPERIOR UNIFORM GROUP, INC., a Florida corporation (the “Borrower”), hereby promises to pay to the order of BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the “Lender”) or its assigns, at its office located at 400 N. Tampa Street, Suite 2500, Tampa, Florida 33602, on the Revolving Commitment Termination Date, as defined in the Credit Agreement dated as of February 28, 2017 (as the same may be amended, supplemented, replaced, amended and restated or otherwise modified from time to time, the “Credit Agreement”), between, inter alios, the Borrower and the Lender, the lesser of the principal sum of THIRTY-FIVE MILLION AND NO/100 DOLLARS ($35,000,000.00) or the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, on each Payment Date and on the Revolving Commitment Termination Date at the Interest Rate per annum applicable to the Revolving Credit Facility as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all out-of-pocket costs of collection, including the reasonable attorneys’ fees of the Lender. Capitalized or initially capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

If any payment of principal or interest is not paid when due under (whether by acceleration or otherwise) or within ten (10) days thereafter, the Borrower shall pay to Lender a late payment fee of 5% of the payment amount then due, with a minimum fee of $20.00.

Upon the occurrence and during the continuance of an Event of Default, all outstanding principal of this Revolving Line of Credit Promissory Note shall bear interest at the Default Rate, and such default interest shall be payable on each Payment Date or upon demand or acceleration by Lender. To the greatest extent permitted by law, interest shall continue to accrue under the Notes at the Default Rate after the filing by or against any Loan Party of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

The principal amount of this Revolving Line of Credit Promissory Note is subject to mandatory prepayments as provided in Section 3.03 of the Credit Agreement.

NO DOCUMENTARY STAMP TAXES ARE DUE ON THIS NOTE BECAUSE THIS NOTE WAS EXECUTED AND DELIVERED OUTSIDE OF THE STATE OF FLORIDA IN ACCORDANCE WITH THE RULES OF THE FLORIDA DEPARTMENT OF REVENUE.

Subject to and upon compliance with all of the terms and conditions of the Credit Agreement, Borrower may borrow, repay and reborrow the proceeds of the Revolving Credit Facility.

All borrowings evidenced by this Revolving Line of Credit Promissory Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by the holder hereof in its internal records. Should a conflict arise between this Revolving Line of Credit Promissory Note and the Credit Agreement, the terms of the Credit Agreement shall control.

This Revolving Line of Credit Promissory Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS REVOLVING LINE OF CREDIT PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS REVOLVING LINE OF CREDIT PROMISSORY NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.

BORROWER BY ITS EXECUTION HEREOF AND LENDER BY ITS ACCEPTANCE HEREOF, EACH IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Borrower has caused this Revolving Line of Credit Promissory Note to be signed by its duly authorized representative all as of the day and year first above written.

SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation

By:
Andrew D. Demott, Jr.,
Chief Operating Officer, Chief Financial Officer and Treasurer

Revolving Line of Credit Promissory Note Signature Page

EXHIBIT “E”
TO CREDIT AGREEMENT

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of February 28, 2017, among Superior Uniform Group, Inc., a Florida corporation (the “Borrower”), the Subsidiaries of the Borrower signatory hereto and each other Subsidiary of the Borrower hereafter a party hereto (Borrower, each Subsidiary of the Borrower a party hereto and each other Subsidiary hereafter becoming a party hereto shall be collectively known as the “Grantors,” and individually as a “Grantor”), in favor of Branch Banking and Trust Company, a North Carolina banking corporation (the “Lender”) and is entered into pursuant to the terms of that certain Credit Agreement (as the same may be amended, supplemented, replaced, restated or otherwise modified from time to time, the “Credit Agreement”) dated as of the date hereof, among Lender, Borrower the Subsidiaries of the Borrower signatory thereto and each other Subsidiary of the Borrower hereafter a party thereto.

WIT N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, Lender has agreed to establish a revolving credit facility and to extend a term loan to the Borrower; and

WHEREAS, it is a condition precedent to the obligations of the Lender under the Credit Agreement that the Grantors enter into this Agreement in order to secure and continue to secure all obligations of the Borrower under the Credit Agreement, to secure and to continue to secure the obligations of each Subsidiary of the Borrower a party to the Credit Agreement under the Subsidiary Guaranty Agreement and all other Loan Documents to which each Grantor is a party, to secure and continue to secure all other Obligations owed by any Loan Party to Lender or Affiliate of Lender, and the Grantors desire to satisfy such condition precedent.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Definitions. Capitalized and initially capitalized terms defined in the Credit Agreement and not otherwise defined herein, when used in this Agreement shall have the respective meanings provided for in the Credit Agreement. The following additional terms, when used in this Agreement, shall have the following meanings:

“Account Debtor” shall mean any person or entity that is obligated under an Account.

“Accounts” shall mean all “accounts” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, and, in any event, shall mean and include, without limitation, (a) all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to any Grantor arising from the sale or lease of Goods or other property by any Grantor or the performance of services by Grantor (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the UCC in effect in any jurisdiction), (b) all of each Grantor’s rights in, to and under all purchase and sales orders for Goods, services or other property, and all of each Grantor’s rights to any Goods, services or other property represented by any of the foregoing (including returned or repossessed Goods and unpaid sellers’ rights of rescission, replevin, reclamation and rights to stoppage in transit), (c) all monies due to or to become due to any Grantor under all contracts for the sale, lease or exchange of Goods or other property or the performance of services by any Grantor (whether or not yet earned by performance on the part of such Grantor), and (d) all collateral security and guarantees of any kind given to any Grantor with respect to any of the foregoing.

“Chattel Paper” shall mean all “chattel paper” (as defined in the UCC) owned or acquired by any Grantor or in which any Grantor has or acquires any rights.

“Collateral” shall mean, collectively, all of the following:

all Accounts;

all as-extracted collateral

all Chattel Paper;

all Deposit Accounts;

all Documents;

all Equipment;

all Fixtures;

General Intangibles;

Goods, and all accessions thereto and Goods with which the Goods are commingled;

all Health Care Insurance Receivables;

all Instruments;

all Inventory;

all Investment Property;

all Payment Intangibles;

all Promissory Notes;

all Software;

money, cash or cash equivalents;

all other goods and personal property, whether tangible or intangible;

all Supporting Obligations and Letter-of-Credit Rights of any Grantor;

all books and records pertaining to any of the Collateral (including, without limitation, credit files, Software, computer programs, printouts and other computer materials and records but excluding customer lists); and

All products and Proceeds of all or any of the Collateral described in clauses (i) through (xv) hereof;

provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

“Copyright License” shall mean any and all rights of any Grantor under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor or in which Grantor now has or hereafter acquires any rights: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Deposit Accounts” shall mean all “deposit accounts” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, or other receipts, of any Grantor covering, evidencing or representing rights or interest in such deposit accounts..

“Documents” shall mean all “documents” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, or other receipts, of any Grantor covering, evidencing or representing goods.

“Equipment” shall mean all “equipment” (as defined in the UCC) now owned or hereafter acquired by any Grantor and wherever located, and, in any event, shall include without limitation all machinery, furniture, furnishings, processing equipment, conveyors, machine tools, engineering processing equipment, manufacturing equipment, materials handling equipment, trade fixtures, trucks, trailers, forklifts, vehicles, computers and other electronic data processing and other office equipment of any Grantor, and any and all additions, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, all fuel therefore and all manuals, drawings, instructions, warranties and rights with respect thereto.

“Event of Default” shall have the meaning set forth for such term in Section 7 hereof.

“Excluded Equity” shall mean any voting stock in excess of 65% of the outstanding voting stock of any Subsidiary not formed in the United States. For the purposes of this definition, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of equity of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Property” shall mean, collectively, (i) Excluded Equity, (ii) any permit or license or any Contractual Obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than the Borrower and its Subsidiaries as a condition to the creation by Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any equity related thereto or (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) fixed or capital assets owned by any Grantor that is subject to a purchase money Lien or a Capital Lease Obligation if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease Obligation) prohibits or requires the consent of any Person other than the Borrower and its Subsidiaries as a condition to the creation of any other Lien on such equipment and (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property); provided, however, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

“Excluded Swap Obligation” shall mean, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

“Fixtures” shall mean all “fixtures” (as defined in the UCC) now owned or hereafter acquired by any Grantor and affixed to or forming a part of any real property now owned or hereafter acquired by any Grantor

“General Intangibles” shall mean all “general intangibles” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights and, in any event, shall include all right, title and interest in or under all contracts, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices, tapes, cards, computer runs, domain names, prospect lists, customer lists and other papers and documents.

“Goods” shall mean all “goods” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights.

“Instruments” shall mean all “instruments” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights and, in any event, shall include all promissory notes, all certificates of deposit and all letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts or other obligations owed to any Grantor.

“Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights: (a) all Patents, patent rights and patent applications, Copyrights and copyright applications, Trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name and service mark registrations, and all derivations thereof; and (b) Patent Licenses, Trademark Licenses, Copyright Licenses and other licenses to use any of the items described in the preceding clause (a), and any other items necessary to conduct or operate the business of any Grantor.

“Inventory” shall mean all “inventory” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights and, in any event, shall include all Goods owned or held for sale or lease to any other Persons.

“Investment Property” shall mean all “investment property” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights and, in any event, shall include all “certificated securities,” “uncertificated securities,” “security entitlements,” “securities accounts,” “commodity contracts” and “commodity accounts” (as all such terms are defined in the UCC) of any Grantor.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” (as defined in the UCC) now owned or hereafter acquired by any Grantor, including rights to payment or performance under a letter of credit, whether or not any Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

“License” shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests of any Grantor in Intellectual Property.

“Patent License” shall mean any written agreement now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights granting any right with respect to any property, process or other invention on which a Patent is in existence.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part and extensions thereof.

“Payment Intangibles” shall mean “payment intangibles” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights.

“Proceeds” shall mean all “proceeds” (as defined in the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, the Collateral, and, in any event, shall mean and include all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of any Collateral, and any condemnation or requisition payments with respect to any Collateral and the following types of property acquired with cash proceeds: Accounts, Inventory, General Intangibles, Documents, Instruments and Equipment.

“Promissory Notes” shall mean all “promissory notes” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights.

“Secured Obligations” shall mean (i) all Obligations of the Borrower, (ii) all Guaranteed Obligations (as such term is defined in the Subsidiary Guaranty Agreement) of each other Grantor and all other Loan Documents to which such other Grantor is a party to (whether for principal, interest, fees, expenses, indemnity or reimbursement payments, or otherwise), (iii) all renewals, extensions, refinancings and modifications thereof, and (iv) all reasonable costs and expenses incurred by the Lender in connection with the exercise of its rights and remedies hereunder (including reasonable attorneys’ fees).

“Security Interests” shall mean the security interests granted to the Lender pursuant to Section 3, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

“Software” shall mean all “software” (as defined in the UCC), now owned or hereafter acquired by any Grantor, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Subsidiary Capital Stock” shall mean Investment Property, “securities” (as defined in the UCC) and/or General Intangibles now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights consisting of all of the issued and outstanding Capital Stock of any direct or indirect Domestic Subsidiary of Borrower or any other Grantor and Capital Stock of any direct or indirect Foreign Subsidiary of Borrower or any other Grantor but only to the extent of 65% of said Capital Stock in a Foreign Subsidiary, and, in any event, shall include all “general intangibles,” “certificated securities,” “uncertificated securities,” “security entitlements,” and “securities accounts” evidencing or relating thereto, which Subsidiary Capital Stock existing as of the date of this Agreement is described on Schedule IV

“Supporting Obligations” means all “supporting obligations” (as defined in the UCC), including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Swap Obligation” shall mean any Rate Management Obligation that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time.

“Trademark License” shall mean any written agreement now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any such rights granting to Grantor any right to use any Trademark.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any such rights: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof and (iii) all goodwill associated with or symbolized by any of the foregoing.

“UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in the State of Florida; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Florida, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection. “United States” or “U.S.” shall mean the United States of America, any of the fifty states thereof, and the District of Columbia.

Section 2.     Representations and Warranties. Grantors represent and warrant to the Lender, as follows:

(a)

Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder and has good and marketable title to all of its Collateral, free and clear of any Liens other than Liens expressly permitted under Section 7.02 of the Credit Agreement.

(b)

Other than financing statements, security agreements, or other similar or equivalent documents or instruments with respect to Liens expressly permitted under Section 7.02 of the Credit Agreement, no financing statement, mortgage, security agreement or similar or equivalent document or instrument evidencing a Lien on all or any part of the Collateral is on file or of record in any jurisdiction. None of the Collateral is in the possession of a Person (other than the Grantor owning the same) asserting any claim thereto or security interest therein, except that the Lender or its designee may have possession of Collateral as contemplated hereby.

(c)

When the UCC financing statements in appropriate form are filed in the offices specified on Schedule I attached hereto, the Security Interests shall constitute valid and perfected security interests in the Collateral, prior to all other Liens and rights of others therein except for the Liens expressly permitted under Section 7.02 of the Credit Agreement, to the extent that a security interest therein may be perfected by filing pursuant to the UCC, assuming the proper filing and indexing thereof.

(d)	All Inventory and Equipment is insured in accordance with the requirements of the Credit Agreement.

(e)	None of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC).

(f)

Schedule II correctly sets forth each Grantor’s state of organization, taxpayer identification number, organizational identification number and correct legal name indicated on the public record of each Grantor’s jurisdiction of organization which shows each Grantor to be organized.

(g)

The Perfection Certificates for each Grantor, which are attached hereto as composite Schedule III, correctly set forth (i) all names and tradenames that each Grantor has used within the last five (5) years and the names of all Persons that have merged into or been acquired by any Grantor, (ii) the chief executive offices of each Grantor over the last five (5) years, (iii) all other locations in which tangible assets of each Grantor have been located in the last five (5) years, (iv) the name of each bank at which each Grantor maintains Deposit Accounts, the state or other jurisdiction of location of each such bank, and the account numbers for each Deposit Account, (v) all letters of credit under which each Grantor is a beneficiary, (vi) all third parties with possession of any Inventory or Equipment of each Grantor and (vii) each Grantor’s mailing address.

(h)

With respect to the Accounts of each Grantor: (i) to the extent an Account arises out of Goods sold and/or services furnished, (A) the Goods sold and/or services furnished giving rise to each Account, to the extent applicable, are not subject to any security interest or Lien except the security interest granted to the Lender herein and Liens expressly permitted by Section 7.02 of the Credit Agreement, (B) such Account arises out of a bona fide transaction for Goods sold and delivered (or in the process of being delivered) by any Grantor or for services actually rendered by any Grantor; (ii) each Account and the papers and documents of the applicable Grantor relating thereto are genuine and in all material respects what they purport to be; (iii) the amount of each Account as shown on the applicable Grantor’s books and records, and on all invoices and statements which may be delivered to the Lender with respect thereto, is due and payable to the applicable Grantor and is not in any way contingent (except for contingent Accounts relating to the sale, lease or other disposition of all or substantially all of the assets of a line of business or division of any Grantor); (iv) no Account is subject to set-offs, counterclaims or disputes existing or asserted with respect to any Account that in the aggregate could reasonably be expected to have a Material Adverse Effect, and no Grantor has made any agreement with any Account Debtor for any deduction from any Account except for deductions made in the ordinary course of its business; (v) to each Grantor’s knowledge, there has been no development or event in respect of the validity or enforcement of any Account or Accounts or the amount payable thereunder as shown on the applicable Grantor’s books and records and all invoices and statements delivered to the Lender with respect thereto, which individually or in the aggregate has had or could be reasonably expected to have a Material Adverse Effect; and (vi) the right to receive payment under each Account is assignable except where the Account Debtor with respect to such Account is the United States government or any State government or any agency, department or instrumentality thereof, to the extent the assignment of any such right to payment is prohibited or limited by applicable law, regulations, administrative guidelines or contract.

(i)

With respect to any Inventory, (i) such Inventory is located at one of the Grantor’s locations set forth on the respective Perfection Certificate for such Grantor (other than Inventory in transit or in foreign locations, in each instance which is insured as required pursuant to the terms of Section 4(d) hereof), (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Lender’s prior consent, and if Lender gives such consent, such Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, Collateral Access Agreements, (iii) each Grantor has good title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Lender and Permitted Encumbrances, (iv) such Inventory is not subject to any material licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (v) the completion of manufacture, sale or other disposition of such Inventory by the Lender following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which each Grantor is a party or to which such property is subject.

(j)

No Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in the applicable Perfection Certificate for such Grantor. This Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements (as hereinafter defined) with the United States Copyright Office and filing of the Patent Security Agreements (as hereinafter defined) and the Trademark Security Agreements (as hereinafter defined) with the United States Patent and Trademark Office, perfected security interests in favor of the Lender in each Grantor’s Patents, Trademarks and Copyrights and such perfected security interests are enforceable as such as against any and all creditors of and purchasers from each Grantor. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect the Lender’s Lien on each Grantor’s Patents, Trademarks or Copyrights shall have been duly taken. Notwithstanding anything to the contrary contained in this Agreement, the Lender shall only require perfection of its security interests in, or other registration with respect to, any Patent, Trademark or Copyright registered, or eligible to be registered, with a country other than the United States or any political subdivision thereof, to the extent that Lender determines, in its sole discretion, that such Patent, Trademark or Copyright, and the registration thereof in such other country or political subdivision thereof, is material to the applicable Grantor’s business.

Section 3.     The Security Interests. In order to secure the full and punctual payment and performance of the Secured Obligations in accordance with the terms of the Credit Agreement, each Grantor hereby pledges, assigns, hypothecates, sets over and conveys to the Lender and grants to the Lender a continuing security interest in and to, all of its rights in and to all Collateral now or hereafter owned or acquired by each Grantor or in which any Grantor now has or hereafter has or acquires any rights, and wherever located. The Security Interests are granted as security only and shall not subject the Lender or transfer to the Lender, or in any way affect or modify, any obligation or liability of the Grantors with respect to any Collateral or any transaction in connection therewith

Section 4.     Further Assurances; Covenants.

(a)	General.

(i)

No Grantor shall change the location of its chief executive office or principal place of business unless it shall have given the Lender thirty (30) days’ prior notice thereof, as well as authorized the filing by Lender of all financing statements and financing statement amendments which Lender may require in connection therewith. No Grantor shall change the locations, or establish new locations, where it keeps or holds any of the Collateral or any records relating thereto from the applicable locations described in the respective Perfection Certificates attached hereto as composite Schedule III unless such Grantor shall have given the Lender thirty (30) days’ prior notice of such change of location. The foregoing covenant shall not apply to any Collateral (including motor vehicles) perfected by recordation of the Lender’s Lien on the appropriate certificate of title.

(ii)

No Grantor shall change its name, organizational identification number, identity or jurisdiction or form of organization in any manner unless it shall have given the Lender thirty (30) days’ prior written notice thereof, as well as authorized the filing by Lender of all financing statements and financing statement amendments which Lender may require in connection therewith. No Grantor shall merge or consolidate into, or transfer any of the Collateral to, any other Person other than another Grantor, other than as permitted by the Credit Agreement.

(iii)

Each Grantor hereby authorizes the Lender, its counsel or its representative, at any time and from time to time, to file financing statements and amendments that describe the collateral covered by such financing statements as “all assets of the Grantor,” “all personal property of the Grantor” or words of similar effect, in such jurisdictions as are necessary or desirable in order to perfect the security interests granted by any Grantor under this Agreement. Each Grantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings with the United States Patent and Trademark Office, Copyright or Patent filings and any filings of financing or continuation statements under the UCC) that from time to time may be necessary, or that the Lender may request, in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm or validate the Security Interests or to enable the Lender to obtain the full benefits of this Agreement, or to enable the Lender to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of its Collateral. Each Grantor hereby authorizes the Lender to execute and file financing statements, financing statement amendments or continuation statements on behalf of each Grantor. Each Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Grantors shall pay the costs of, or incidental to, any recording or filing of any financing statements, financing statement amendments or continuation statements necessary in the sole discretion of the Lender, to perfect the Lender’s security interest in the Collateral.

(iv)

Except as set forth in the respective Perfection Certificates attached hereto as composite Schedule III, no Grantor shall permit any of its Inventory and Equipment to be in the possession of any other Person unless pursuant to an agreement in form and substance satisfactory to the Lender and (A) such Person has acknowledged that (1) it holds possession of such Inventory and Equipment, as the case may be, for the Lender’s benefit, subject to the Lender’s instructions, and (2) such Person does not have a Lien in such Inventory or Equipment, (B) such Person agrees not to hold such Inventory or Equipment on behalf of any other Person and (C) such Person agrees that, after the occurrence and during the continuance of an Event of Default and upon request by the Lender it will issue and deliver to the Lender warehouse receipts, bills of lading or any similar documents relating to such Collateral in the Lender’s name and in form and substance acceptable to the Lender. Lender reserves the right to require a Collateral Access Agreement from any lessor, warehousemen, processor or other Person in possession of, having a Lien upon or having rights or interests in the Collateral that Lender determines, in its sole discretion, at any time or from time to time, to be material.

(v)

No Grantor shall (A) sell, transfer, lease, exchange, assign or otherwise dispose of, or grant any option, warrant or other right with respect to, any of its Collateral other than sales of assets permitted under Section 7.06 of the Credit Agreement; or (B) create, incur or suffer to exist any Lien with respect to any Collateral, except for the Liens expressly permitted under Section 7.02 of the Credit Agreement.

(vi)

Grantors will, promptly upon request, provide to the Lender all information and evidence it may reasonably request concerning the Collateral, to enable the Lender to enforce the provisions of this Agreement.

(vii)	Each Grantor shall take all actions necessary or reasonably requested by Lender in order to maintain the perfected status of the Security Interests.

(viii)

No Grantor shall file any amendment to or termination of a financing statement naming such Grantor as debtor and the Lender as Lender, or any correction statement with respect thereto, in any jurisdiction until such time as the Secured Obligations have been indefeasibly paid in full in cash and the Revolving Credit Facility has been terminated.

(ix)

Each Grantor shall take all steps commercially reasonably necessary to grant the Lender control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(b)	Accounts, Etc.

(i)

Each Grantor shall use all commercially reasonable efforts consistent with prudent business practice to cause to be collected from its Account Debtors, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, reasonable attorneys’ fees actually incurred) of collection of Accounts incurred by Grantors or the Lender shall be borne by Grantors.

(ii)

Upon the occurrence and during the continuance of any Event of Default, Grantors shall, at the request and option of the Lender, notify Account Debtors and other Persons obligated on the Accounts or any of the Collateral of the security interest of Lender in any Account or other Collateral and that payment thereof is to be made directly to the Lender, and may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon Grantors, so notify Account Debtors and other Persons obligated on Collateral. After the making of such a request or the giving of any such notification, Grantors shall hold any proceeds of collection of the Accounts and such other Collateral received by any Grantor as trustee for the Lender without commingling the same with other funds of such Debtor and shall turn the same over to the Lender in the identical form received, together with any necessary endorsements or assignments. The Lender shall apply the proceeds of collection of the Accounts and other Collateral received by the Lender to the Obligations in accordance with the provisions of the Credit Agreement, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

(iii)	Grantors will perform and comply in all material respects with all of their respective material obligations in respect of Accounts, Instruments and General Intangibles.

(iv)

Anything herein to the contrary notwithstanding, Grantors shall remain liable under each of its Accounts, contracts and agreements to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account or the terms of such contract or agreement. The Lender shall not have any obligation or liability under any Account (or any agreement giving rise thereto), contract or agreement by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to such Account, contract or agreement pursuant hereto, nor shall the Lender be obligated in any manner to perform any of the obligations of Grantors under or pursuant to any Account (or any agreement giving rise thereto), contract or agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(v)

At any time and from time to time, the Lender shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and Grantors shall furnish all such assistance and information as the Lender may reasonably require in connection with such test verifications. Upon the Lender’s request and at the expense of Grantors, Grantors shall cause their independent public accountants or others reasonably satisfactory to Lender to furnish Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. After the occurrence of an Event of Default, Lender in its own name or in the name of others may communicate with Account Debtors on the Accounts to verify with them to the Lender’s reasonable satisfaction the existence, amount and terms of any Accounts.

(vi)

Lender shall have the right at any time after the occurrence and during the continuance of an Event of Default, to require that Grantors enter into a “lockbox” or “blocked account” arrangement whereby Grantors shall notify any or all of the account debtors on the Accounts, Chattel Paper or General Intangibles of Grantors, or obligors on any instruments of which Grantors is obligee, all as Lender shall determine, to make payments directly to a post office box or address maintained by a collection agent designated by Lender, which collection agent may be Lender, all at Grantors’ sole cost and expense, all pursuant to a “blocked account agreement” in form and substance as required by or as is satisfactory to Lender, in its sole and absolute discretion. The cost of any lockbox or blocked account arrangement whether with Lender or any other collection agent shall be paid by Grantors.

(c)

Equipment, Etc. Grantors shall, (i) within ten (10) days after a written request by the Lender, in the case of Equipment now owned, and (ii) following a request by the Lender pursuant to subclause (i) above, within ten (10) days after acquiring any other Equipment, deliver to the Lender, any and all certificates of title, and applications therefor, if any, of such Equipment and shall cause the Lender to be named as lienholder on any such certificate of title and applications to the extent such Equipment has a value of $25,000 or more. No Grantor shall permit any such items to become a fixture to real estate or an accession to other personal property unless such real estate or personal property is the subject of a fixture filing (as defined in the UCC) creating a first priority perfected Lien in favor of the Lender.

(d)

Patents, Trademarks, Etc. Grantors shall notify the Lender immediately upon the occurrence of each of the following (i) any Grantor’s acquisition after the date of this Agreement of any material Intellectual Property and (ii) a Responsible Officer of the applicable Grantor obtaining actual knowledge that any application or registration relating to any material Intellectual Property owned by or licensed to such Grantor is reasonably likely to become abandoned or dedicated, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Grantor’s ownership of any material Intellectual Property, its right to register the same, or to keep and maintain the same. Grantors will, contemporaneously herewith, execute and deliver to the Lender the Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement in the forms of Exhibit A, Exhibit B and Exhibit C hereto, as necessary, and shall execute and deliver to the Lender any other document required to acknowledge or register or perfect the Lender’s interest in any part of the Intellectual Property. Notwithstanding anything to the contrary contained in this Agreement, the Lender shall only require perfection of its security interests in, or other registration with respect to, any Patent, Trademark or Copyright registered, or eligible to be registered, with a country other than the United States or any political subdivision thereof, to the extent that Lender determines, in its sole discretion, that such Patent, Trademark or Copyright, and the registration thereof in such other country or political subdivision thereof, is material to the applicable Grantor’s business.

(e)	Deposit Accounts, Subsidiary Capital Stock, Chattel Paper, Investment Property and Letters of Credit.

(i)

No Grantor shall open or maintain any Deposit Accounts other than those listed on the respective Perfection Certificates attached hereto as composite Schedule III or Excluded Accounts and such other Deposit Accounts as such Grantor shall open and maintain with the written consent of Lender subject to control agreements, in form and substance satisfactory to Lender in its sole discretion, executed by such Grantor, that depository institution at which the deposit account is maintained and Lender.

(ii)

No Grantor shall become the beneficiary of any Letters of Credit with a face amount in excess of $50,000, unless the issuer of the Letter of Credit has consented to the assignment of the proceeds of such Letter of Credit to the Lender which consent shall not be unreasonably withheld, such assignment to be in form and substance acceptable to the Lender.

(iii)

Grantors, at any time and from time to time, will (a) take such steps as the Lender may reasonably request from time to time for the Lender to obtain “control” of any Subsidiary Capital Stock and any other Investment Property or electronic Chattel Paper, with any agreements establishing control to be in form and substance reasonably satisfactory to the Lender, and (b) otherwise to insure the continued perfection and priority of Lender’s security interest in any of the Collateral and of the preservation of its rights therein. Each Grantor specifically covenants and agrees that upon the formation or acquisition of any Subsidiary, such Grantor shall subject 100% of the Capital Stock of any Domestic Subsidiary and 65% of the Capital Stock of any Foreign Subsidiary so formed or acquired to the security interest and lien of this Agreement and shall execute and deliver to Lender a Supplement in the form of Annex 1 to this Agreement describing with the specificity the Capital Stock in the Domestic Subsidiary or Foreign Subsidiary formed or acquired and required to be made subject of this Agreement and shall further deliver to Lender all original certificates evidencing any such Capital Stock, together with appropriate stock or other powers executed in blank with respect to such certificates, to the extent that such Capital Stock is “certificated” and shall otherwise take such actions as are required by the first sentence of this clause (ii). The execution and delivery of any instrument supplementing this Agreement so as to add Subsidiary Capital Stock as herein contemplated shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any such additional Subsidiary Capital Stock.

(f)

Commercial Tort Claims. If any Grantor shall at any time acquire a “commercial tort claim” (as such term is defined in the UCC) with a claim for damages that could reasonably be expected to be in excess of $100,000, such Grantor shall promptly notify the Lender thereof in a writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Agreement granting a security interest in such commercial tort claim to the Lender. Notwithstanding anything to the contrary, prior to the occurrence of an Event of Default, Grantor shall not be obligated to execute a supplement to this Agreement in respect of the claim filed by Superior Uniform Group, Inc. d/b/a Fashion Seal Healthcare (as “Claimant”) against Oceanside Institutional Industries, Inc., known as Civ. Action No. 16-4807 filed in the United States District Court for the Eastern District of New York.

(g)

Insurance. Each Grantor shall have its Inventory, Equipment and all other tangible personal property insured against loss or damage by fire, theft, burglary, pilferage, loss in transportation and such other hazards as Lender shall reasonably specify, by reputable and financially viable insurers (having a rating of A or A-: Class V or better by Best’s Key Rating Guide), in amounts satisfactory to Lender and under policies containing loss payable clauses satisfactory to Lender. Any such insurance policies, or certificates or other evidence thereof satisfactory to Lender, shall be deposited with Lender. Each Grantor agrees that Lender shall have a security interest in such policies and the proceeds of such policies thereof, and if any loss shall occur during the continuation of an Event of Default, the proceeds relating to the loss or damage of Inventory, Equipment or other personal property may be applied to the payment of the Obligations or to the replacement or restoration of the Inventory, Equipment or other personal property damaged or destroyed, as Lender may elect or direct. After the occurrence and during the continuance of an Event of Default, Lender shall have the right to file claims under any insurance policies, to receive receipt and give acquaintance for any payments that may be made thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect to the collection, compromise, or settlement of any claims under any of the insurance policies.

Section 5.     Reporting and Recordkeeping. Grantors covenant and agree with the Lender that from and after the date of this Agreement and until the Secured Obligations have been indefeasibly paid in full in cash:

(a)

Maintenance of Records Generally. Each Grantor will keep and maintain at its own cost and expense records of its Collateral, complete in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with its Collateral. Each Grantor shall mark its books and records pertaining to its Collateral to evidence this Agreement and the Security Interests. All Chattel Paper will be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Branch Banking and Trust Company.” For the Lender’s further security, Grantors agree that the Lender shall have a security interest in all of each Grantor’s books and records pertaining to its Collateral and, upon the occurrence and during the continuation of any Event of Default, each Grantor shall deliver and turn over full and complete copies of any such books and records to the Lender or to its representatives at any time on demand of the Lender. To the extent required by the Credit Agreement, upon reasonable notice from the Lender, Grantors shall permit any representative of the Lender, to inspect such books and records and will provide photocopies thereof to the Lender.

(b)	Special Provisions Regarding Maintenance of Records and Reporting Re: Accounts, Inventory and Equipment;

(i)

Grantors shall keep complete and materially accurate records of its Accounts. Upon the request of the Lender, Grantors shall deliver to the Lender copies of all documents, including, without limitation, repayment histories and present status reports, relating to its Accounts so scheduled and such other matters and information relating to the status of its then existing Accounts as the Lender shall reasonably request.

(ii)

In the event any amounts due and owing in excess of $500,000 in the aggregate are in dispute between any Account Debtor and any Grantor, such Grantor shall provide the Lender with written notice thereof promptly after such Grantor’s learning thereof explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

(iii)

Each Grantor shall maintain itemized records, accurate in all material respects, itemizing and describing the kind, type, quality, quantity, location and book value of its Inventory and Equipment and shall, upon request by the Lender, furnish the Lender with a current schedule containing the foregoing information.

(iv)	Each Grantor will promptly upon, but in no event later than five (5) Business Days after:

A.

Grantor’s learning thereof, inform the Lender, in writing, of any delay in Grantor’s performance of any of its obligations to any Account Debtor and of any assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits or other monies granted by Grantor to any Account Debtor, in each case involving amounts in excess of $500,000 in the aggregate for all Accounts of such Account Debtor; and

B.

Grantor’s receipt or learning thereof, furnish to and inform the Lender of all material adverse information relating to the commencement of any insolvency proceeding with respect to any Account Debtor with Accounts exceeding $500,000 in the aggregate.

(v)

If any Account, arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, or of any state (or department, agency, subdivision or instrumentality thereof) where such state has a state assignment of claims act or other law comparable to the Federal Assignment of Claims Act, Grantors will take any action required or requested by the Lender to give notice of the Lender’s security interest in such Accounts under the provisions of the Federal Assignment of Claims Act or any comparable law or act enacted by any state or local governmental authority.

(c)

Further Identification of Collateral. Grantors will if so requested by the Lender furnish to the Lender, as often as the Lender reasonably requests but in no event more frequently than once per Fiscal Quarter and without limit after the occurrence and during the continuance of an Event of Default, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

(d)

Notices. In addition to the notices required by Section 5(b) hereof, Grantors will advise the Lender promptly, but in no event later than thirty (30) days after the occurrence thereof, in reasonable detail, (i) of any Lien or claim made or asserted against any of the Collateral that is not expressly permitted by the terms of the Credit Agreement, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the validity, perfection or priority of the Security Interests.

Section 6.     General Authority. Grantors hereby irrevocably appoint, so long as any Obligations remain outstanding, the Lender its true and lawful attorney, with full power of substitution, in the name of Grantors, the Lender or otherwise, for the sole use and benefit of the Lender on its behalf, but at Grantors’ expense, to exercise, at any time (subject to the proviso below) all or any of the following powers:

(a)	to file the financing statements, financing statement amendments and continuation statements referred to in Section 4(a),

(b)	to demand, sue for, collect, receive and give acquaintance for any and all monies due or to become due with respect to any Collateral or by virtue thereof,

(c)	to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral,

(d)	to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Lender were the absolute owner thereof, and

(e)	to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference to the Collateral;

provided, however, that the powers described in clauses (ii), (iii), (iv) and (v) above may be exercised by the Lender only if an Event of Default then exists.

Section 7.     Events of Default. Each of the following specified events shall constitute an Event of Default under this Agreement:

(a)	The existence or occurrence of any “Event of Default” as provided under the terms of the Credit Agreement;

(b)	Any representation or warranty made by or on behalf of Grantor under or pursuant to this Agreement shall have been false or misleading in any material respect when made; or

(c)

Grantors shall fail, in any material respect, to observe or perform any covenant or agreement set forth in this Agreement other than those referenced in paragraphs (a) and (b) above, and if such failure is capable of being remedied, such failure shall remain unremedied for thirty (30) days following notice from Lender to Grantors.

Section 8.     Remedies upon Event of Default.

(a)

If any Event of Default has occurred and is continuing, the Lender may, without further notice, exercise all rights and remedies under this Agreement or any other Loan Document or that are available to a secured creditor under the UCC or that are otherwise available at law or in equity, at any time, in any order and in any combination, including to collect any and all Secured Obligations from Grantors, and, in addition, the Lender may sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Lender may deem satisfactory. The Lender shall give the Borrower not less than ten (10) days’ prior written notice of the time and place of any sale or other intended disposition of Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Grantors agree that any such notice constitutes “reasonable notification” within the meaning of Section 9-611 of the UCC (to the extent such Section or any successor provision under the UCC is applicable).

(b)

The Lender may be the purchaser of any or all of the Collateral so sold at any public sale (or, if such Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if otherwise permitted under applicable law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Grantors agree during an Event of Default to execute and deliver such documents and take such other action as the Lender reasonably deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of any kind, including any equity or right of redemption of Grantors. To the extent permitted by applicable law, Grantors hereby specifically waive all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix in the notice of such sale. At any such sale Collateral may be sold in one (1) lot as an entirety or in separate parcels, as the Lender may determine. The Lender shall not be obligated to make any such sale pursuant to any such notice. The Lender may, without notice or publication (other than any notices required by this Section 8 or by applicable law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, such Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for such Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Lender, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. Grantors shall remain liable for any deficiency.

(c)

For the purpose of enforcing any and all rights and remedies under this Agreement, the Lender may (i) require Grantors to, and Grantors agree that it will, at the joint and several expense of Grantors, and upon the request of the Lender, forthwith assemble all or any part of its Collateral as directed by the Lender and make it available at a place designated by the Lender which is, in the Lender’s opinion, reasonably convenient to the Lender and Grantors, whether at the premises of Grantors or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any such Collateral is or may be located and, without charge or liability to the Lender, seize and remove such Collateral from such premises, (iii) have access to and use each Grantor’s books and records, computers and software (subject to the terms of applicable licenses) relating to the Collateral, and (iv) prior to the disposition of any of the Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by any Grantor, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent the Lender deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by any Grantor.

(d)	Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing:

(i)

the Lender may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Grantors in, to and under any Licenses and take or refrain from taking any action under any thereof, and Grantors hereby release the Lender from, and agrees to hold the Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto except for the Lender’s gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction; and

(ii)

upon request by the Lender, Grantor agrees to execute and deliver to the Lender powers of attorney, in form and substance satisfactory to the Lender, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property, in each case subject to the terms of the applicable License. In the event of any such disposition pursuant to this Section 8, Grantors shall supply their know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents or Copyrights, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products, to the Lender.

Section 9.     Limitation on Duty of Lender in Respect of Collateral. Beyond reasonable care in the custody thereof, the Lender shall have no duty as to any Collateral of Grantors in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender shall be deemed to have exercised reasonable care in the custody of the Collateral of Grantors in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and the Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Lender in good faith.

Section 10.     Application of Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Collateral of Grantors shall be applied by the Lender in the manner set forth in Section 8.02 of the Credit Agreement.

Section 11.     Expenses. In the event that Grantors fail to comply with the provisions of the Credit Agreement, this Agreement or any other Loan Document, such that the value of any of its Collateral or the validity, perfection, rank or value of the Security Interests are thereby diminished or potentially diminished or put at risk, the Lender may, but shall not be required to, effect such compliance on behalf of Grantors, and Grantors shall reimburse the Lender for the reasonable and actual costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping such Collateral, any and all excise, stamp, intangibles, transfer, property, sales, and use taxes imposed by any state, federal, or local authority or any other governmental authority on any of such Collateral, or in respect of periodic appraisals and inspections of such Collateral, or in respect of the sale or other disposition thereof, shall be borne and paid by Grantors; and if Grantors fail promptly to pay any portion thereof when due, the Lender may, at its option, but shall not be required to, pay the same and charge each Grantor’s accounts therefor, and Grantors agree to reimburse the Lender therefor on demand. All sums so paid or incurred by the Lender for any of the foregoing and any and all other sums for which Grantors may become liable hereunder and all reasonable costs and expenses (including reasonable attorneys’ fees, legal expenses and court costs) incurred by the Lender in enforcing or protecting the Security Interests or any of its rights or remedies thereon shall be payable by Grantors on demand and shall bear interest (after as well as before judgment) until paid at the default rate of interest set forth in the Credit Agreement and shall be additional Secured Obligations hereunder

Section 12.     Termination of Security Interests; Release of Collateral. Upon the repayment in full in cash of all Secured Obligations, termination of all commitments of the Lender under the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to Grantors. Upon any such termination of the Security Interests or release of such Collateral, the Lender will promptly upon the Grantors’ request and contemporaneously with any refinancing of the Obligations, at the expense of the Borrower, (a) execute and deliver to the Borrower such documents as Grantors shall reasonably request, but without recourse or warranty to the Lender, including but not limited to written authorization to file termination statements to evidence the termination of the Security Interests in such Collateral, and (b) assign and deliver to the Grantor any Collateral in the possession of Lender.

Section 13.     Notices. All notices, requests and other communications to Grantors or the Lender hereunder shall be delivered in the manner required by the Credit Agreement and shall be sufficiently given to the Lender or Grantor if addressed or delivered to them at, in the case of the Lender and the Borrower, its addresses and telecopier numbers specified in the Credit Agreement and in the case of any other Grantors, at their respective addresses and telecopier number provided in the Subsidiary Guaranty Agreement. All such notices and communications shall be deemed to have been duly given at the times set forth in the Credit Agreement.

Section 14.     No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in exercising any right or remedy hereunder, and no course of dealing between Grantors on the one hand and the Lender or any holder of any Note on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein and in the other Loan Documents are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No notice to or demand on Grantors not required hereunder in any case shall entitle Grantors to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

Section 15.     Successors and Assigns. This Agreement is for the benefit of the Lender and its successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on Grantors and its successors and assigns; provided, however, that no Grantor may assign any of its rights or obligations hereunder without the prior written consent of the Lender.

Section 16.     Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure by each Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and each Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 17.     Governing Law; Waiver of Jury Trial.

(a)

THIS AGREEMENT AND THE RIGHTS AND SECURED OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF FLORIDA, EXCEPT TO THE EXTENT THAT PERFECTION (AND THE EFFECT OF PERFECTION AND NONPERFECTION) AND CERTAIN REMEDIES MAY BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN FLORIDA. THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.

(b)

GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA AND THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FLORIDA STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SUCH FEDERAL COURT. EACH GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST SUCH GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)

GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING DESCRIBED IN PARAGRAPH (b) OF THIS SECTION 17 AND BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 17. GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)

GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e)

GRANTOR HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING AMONG THE PARTIES HERETO DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS NOT BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

Section 18.     Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 19.     Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one (1) and the same instruments.

Section 20.     Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 21.     Additional Grantors. Pursuant to Section 6.19 of the Credit Agreement, each Subsidiary Loan Party that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Grantor upon becoming a Subsidiary Loan Party. Upon execution and delivery after the date hereof by Lender and such Subsidiary of an instrument in the form of Annex 2, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 22.     Conflicts. If the terms of any provision of this Agreement conflicts with the terms of any provision of the Credit Agreement, the terms of the provision of the Credit Agreement shall control.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Grantors have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation

By:
Andrew D. Demott, Jr.,
Chief Operating Officer, Chief Financial Officer and Treasurer

FASHION SEAL CORPORATION,
a Nevada corporation

By:
Andrew D. Demott, Jr.,
President

THE OFFICE GURUS, LLC,
a Florida limited liability company

By:	SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation, its Sole Member

By:
Andrew D. Demott, Jr.,
Chief Operating Officer, Chief Financial Officer and Treasurer

BAMKO, LLC,
a Delaware limited liability company

By:	SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation, its Sole Member

By:
Andrew D. Demott, Jr.,
Chief Operating Officer, Chief Financial Officer and Treasurer

Superior Uniform Arkansas LLC,
an Arkansas limited liability company

By:	SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation, its Sole Member

By:
Andrew D. Demott, Jr.,
Chief Operating Officer, Chief Financial Officer and Treasurer

SCHEDULE III

PERFECTION CERTIFICATE

[NAME OF ENTITY] (the “Grantor”), hereby certifies, with reference to a certain Secuirty Agreement, dated as of February 28, 2017 (terms defined in such Security Agreement having the same meanings herein as specified therein), from the Grantor in favor of Branch Banking and Trust Company, its successors and/or assigns, as “Secured Party”, as follows:

1.     Legal Information. Set forth below are the Grantor’s full legal name as that name appears on its Articles of Incorporation, state of organization, organizational identification number within the state of organization, Federal Employer Identification Number (FEIN), and other jurisdictions in which Grantor is authorized to transact business:

Full Legal Name	State of Organization	Type of Organization	Organizational I.D. Number	FEIN

The following is a list of all other jurisdictions in which Grantor is qualified to do business as a foreign entity:

1.            Other Names, etc. The following is a list of all other names (including trade names or similar appellations) used by the Grantor, or any other business or organization to which the Grantor became the successor by merger, consolidation, asset acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years.

2.            Chief Executive Offices.

(a)     The following is the mailing address of the Grantor:

(b)     Grantor’s place of business or, if more than one (1), its chief executive office is located at the following address:

which is (check appropriate box):

☐ --owned by Grantor (location must also be listed in Schedule 7 below)

☐ --leased from [INSERT LEGAL NAME OF LANDLORD], having a mailing address of [INSERT LANDLORD’S MAILING ADDRESS]

(c)     The following are the other chief executive offices of the Grantor over the last five years:

3.            Other Current Locations.

(a)     The following are all other locations in the United States of America or in any foreign jurisdiction in which the Grantor maintains any books or records relating to any of the Collateral consisting of accounts, instruments, contract rights, chattel paper, general intangibles or mobile goods; [which is (check appropriate box):

  ☐--owned by Grantor (location must also be listed in Schedule 7 below)

  ☐--leased from [INSERT LEGAL NAME OF LANDLORD], having a mailing address of [INSERT LANDLORD’S MAILING ADDRESS]]1

(b)     The following are all other places of business of the Grantor in the United States of America or in any foreign jurisdiction:

  [☐--owned by Grantor (location must also be listed in Schedule 7 below)

  ☐--leased from [INSERT LEGAL NAME OF LANDLORD], having a mailing address of [INSERT LANDLORD’S MAILING ADDRESS]]2

(c)     The following are all other locations in the United States of America or in any foreign jurisdiction where any of the Collateral consisting of inventory or equipment is located:

  [☐--owned by Grantor (location must also be listed in Schedule 7 below)

  ☐--leased from [INSERT LEGAL NAME OF LANDLORD], having a mailing address of [INSERT LANDLORD’S MAILING ADDRESS]]3

(d)     The following are the names and addresses of all persons or entities other than the Grantor, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment:

4.            Prior Locations.

(a)     Set forth below are all other locations in which tangible assets of the Grantor have been located in the last five years:

(b)     Set forth below are all other locations in which Grantor has maintained any books or records relating to any of the Collateral consisting of accounts, instruments, contract rights, chattel paper, general intangibles or mobile goods in the last five years:

(c)     Set forth below are all other locations in which Grantor has maintained any other place of business in the last five years:

1 Repeat for each address.

2 Repeat for each address.

3 Repeat for each address.

5.             Letters of Credit. Set forth below are all letters of credit under which the Grantor is a beneficiary.

6.           Real Property. Attached hereto as Schedule 7A is a complete list of all real property owned by the Grantor including the street address, county, parish or city (as appropriate for the jurisdiction where located). Attached hereto as Schedule 7B is a complete list of all real property leased by the Grantor including the street address, county, parish or city (as appropriate for the jurisdiction where located).

7.            Intellectual Property. Attached hereto as Schedule 8 is a complete list of all United States and foreign patents, copyrights, trademarks, trade names and service marks registered or for which applications are pending in the name of the Grantor.

8.            Securities; Instruments. Attached hereto as Schedule 9 is a complete list of all stock, limited liability company interests, partnership interests, other equity interests, bonds, debentures, notes, commodity contracts, investment property and other securities owned by the Grantor (provide name of issuer and a description of security (including whether or not it is certificated); in the case of subsidiaries, include jurisdiction of incorporation and percentage of shares owned) and all securities accounts and commodity accounts owned by Grantor (provide name of intermediary and value).

9.           Bank Accounts. The following is a complete list of all bank accounts (including securities and commodities accounts) maintained by the Grantor other than bank accounts maintained with the Lender:

Depository Bank	Bank Address	Type of Account	Acct. No.

10.          Other Assets. Grantor owns the following kinds of assets:

Motor Vehicles:	Yes ____	No ____

Aircraft:	Yes ____	No ____

Vessels, Boats or Ships:	Yes ____	No ____

Railroad Rolling Stock:	Yes ____	No ____

11.           Fixtures. Set forth below is each state in which any of the Collateral consisting of fixtures are or are to be:

12.          Motor Vehicles. The following is a complete list of all motor vehicles owned by Grantor (describe each vehicle by make, model, and year and indicate for each the state in which registered and the state in which based) with fair market value in excess of $25,000 per vehicle:

13.          Vessels. The following is a complete list of all vessels of Grantor which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction:

14.         Other Titled Collateral. The following is a complete list of all aircraft and all other inventory, equipment and other goods of Grantor which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction with a fair market value in excess of $25,000 (provide description of covered goods and indicate registration system and jurisdiction):

15.          Commercial Tort Claims. The following is a complete list of claims arising in tort with respect to which Grantor is claimant and which arose in the course of Grantor’s business; together with case file numbers or other identification of such claim:

16.          Unusual Transactions. All of the Collateral has been originated by Grantor in the ordinary course of Grantor’s business or consists of goods which have been acquired by Grantor in the ordinary course from a person in the business of selling goods of that kind, except for the following Collateral which was obtained outside the ordinary course of business, including, but not limited to, transactions involving bulk transfers:

17.          Timber. The following are all of the locations in the United States of America in which Grantor possesses any timber to be cut:

18.          As-Extracted Collateral. The following are all of the locations in the United States of America in which Grantor possesses any wellhead or minehead used in the extraction of minerals:

19.          Farm Products. The following are all of the locations in the United States of America in which Grantor possesses any farm products as defined in UCC §9-102(34):

20.          Authorization. The undersigned hereby irrevocably authorizes Branch Banking and Trust Company (the “Secured Party”), at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto and hereby ratifies its authorization for the Secured Party to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Grantor certifies that the foregoing is true and correct as of February 28, 2017.

[	]

By:
Name:
Title:

ANNEX 1 TO THE

SECURITY AGREEMENT

COLLATERAL SUPPLEMENT NO. [__] dated as of [________________], to the Security Agreement (the “Security Agreement”) dated as of February 28, 2017, among Superior Uniform Group, Inc., a Florida corporation (the “Borrower”), each of the direct and indirect Subsidiaries of Borrower listed on Schedule I thereto, and each direct or indirect Subsidiary subsequently becoming a party thereto as provided in Section 21 thereof (Borrower and each such Subsidiary individually, a “Grantor” and collectively, the “Grantors”) and Branch Banking and Trust Company, a North Carolina banking corporation (the “Lender”).

A.     Reference is made to the Credit Agreement dated as of February 28, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lender and certain other Loan Parties (as defined therein).

B.     Capitalized or initially capitalize terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

C.     The Grantors have entered into the Security Agreement in order to induce the Lender to extend the Credit Facilities and to issue Letters of Credit. Pursuant to Section 6.19 of the Credit Agreement, upon the acquisition and formation of any Subsidiary subsequent to the date of the Credit Agreement, the Grantor owning the Capital Stock of such Subsidiary is required to pledge to Lender 100% of the Capital Stock of such Subsidiary if it is a Domestic Subsidiary and 65% of the Capital Stock of such Subsidiary if it is a Foreign Subsidiary. Clause (ii) of Section 4(c) of the Security Agreement provides that upon formation or acquisition of any such Subsidiary, the Grantor forming or acquiring Capital Stock in such Subsidiary shall execute a supplement in the form hereof in order to modify Schedule IV to the Security Agreement so as to include the Capital Stock of the Domestic Subsidiary and/or a Foreign Subsidiary being formed or acquired as aforesaid.

Accordingly, the undersigned Grantor agrees with Lender as follows:

Section 1.     In accordance with Clause (ii) of Section 4(e) of the Security Agreement, Grantor by its signature below grants to Lender a security interest in the Subsidiary Capital Stock described on Schedule I hereto and Grantor (a) agrees that the Subsidiary Capital Stock described on Schedule I shall be subject to the security interest, lien, encumbrance, and operation of the Security Agreement in favor of Lender, (b) Schedule IV of the Security Agreement is hereby supplemented and amended so as to include, without limitation, the Subsidiary Capital Stock described on Schedule I hereto and (c) represents and warrants that the representations and warranties made by the Grantors thereunder, including without limitation those representations and warranties as to Subsidiary Capital Stock are true and correct on and as of the date hereof with respect to the Subsidiary Capital Stock described on Schedule I hereto. Each reference to Subsidiary Capital Stock in the Security Agreement shall be deemed to include the Subsidiary Capital Stock described on Schedule I hereto. The Security Agreement is hereby incorporated herein by reference.

Section 2.     Grantor represents and warrants to Lender that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 3.     This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when Lender shall have received counterparts of this Supplement that, when taken together, bear the signatures of Grantor and Lender of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4.     Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

Section 5.     THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

Section 6.     In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.     Grantor agrees to reimburse Lender for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for Lender.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Grantor and Lender have duly executed this Collateral Supplement to the Security Agreement as of the day and year first above written.

[NAME OF GRANTOR]

By:

Name:

Title:

Address:

BRANCH BANKING AND TRUST COMPANY,
a North Carolina banking corporation

By:

Name:

Title:

ANNEX 2 TO THE

SECURITY AGREEMENT

SUPPLEMENT NO. [__] dated as of [________________], to the Security Agreement (the “Security Agreement”) dated as of February 28, 2017, among Superior Uniform Group, Inc., a Florida corporation (the “Borrower”), each of the direct and indirect Subsidiaries of Borrower listed on Schedule I thereto, and each direct or indirect Subsidiary subsequently becoming a party thereto as provided in Section 21 thereof (Borrower and each such Subsidiary individually, a “Grantor” and collectively, the “Grantors”) and Branch Banking and Trust Company, a North Carolina banking corporation (the “Lender”).

A.     Reference is made to the Credit Agreement dated as of February 28, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lender and certain other Loan Parties (as defined therein).

B.     Capitalized or initially capitalize terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

C.     The Grantors have entered into the Security Agreement in order to induce the Lender to extend the Credit Facilities and to issue Letters of Credit. Pursuant to Section 6.19 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Security Agreement as a Grantor upon becoming a Subsidiary Loan Party. Section 21 of the Security Agreement provides that additional direct or indirect Domestic Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned direct or indirect Domestic Subsidiary of the Borrower (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce Lender to make additional advances under the Revolving Credit Facility and to issue additional Letters of Credit and as consideration for Term Loan and/or or Advances under the Revolving Credit Facility previously made and Letters of Credit previously issued.

Accordingly, New Grantor agrees with Lender as follows:

Section 1.     In accordance with Section 21 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as Grantor thereunder and (b) represents and warrants that the representations and warranties made by it (but not the other Grantors) as a Grantor thereunder are true and correct on and as of the date hereof. Each reference to a Grantor in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

Section 2.     The New Grantor represents and warrants to Lender that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 3.     This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when Lender shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and Lender of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4.     Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

Section 5.     THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

Section 6.     In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.     All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

Section 8.     The New Grantor agrees to reimburse Lender for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for Lender.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the New Grantor and Lender have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF GRANTOR]

By:
Name:
Title:
Address:

BRANCH BANKING AND TRUST COMPANY,
a North Carolina banking corporation

By:
Name:
Title:

EXHIBIT A

to Security Agreement

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”), dated as of _________, is made between  _____________________ (the “Grantor”), and Branch Banking and Trust Company, a North Carolina banking corporation, as the Secured Party (the “Secured Party”) and relates to certain financing or other financial accommodations made by Secured Party pursuant to the terms of that certain Credit Agreement, dated as of February 28, 2017, by and between, inter alios, Superior Uniform Group, Inc., a Florida corporation (“Borrower”) and Secured Party (as the same may be amended, supplemented, replaced, amended and restated or otherwise modified from time to time, the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered, or has previously or contemporaneously with the execution and delivery hereof become a party to, an Security Agreement, dated as of February 28, 2017 (as the same may be amended, supplemented, replaced, amended and restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to Section 4(d) of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Secured Party a continuing security interest in all of the Patent Collateral (as defined below) to secure all Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of the Secured Party, as follows:

SECTION 1.     Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2.     Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Secured Party, and grant to the Secured Party a security interest in, for its benefit and the benefit of each Secured Party, all of the following property (the “Patent Collateral”), whether now owned or hereafter acquired or existing by it:

(a)     all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Item A of Schedule I attached hereto;

(b)     all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c)     all patent licenses, including each patent license referred to in Item B of Schedule I attached hereto; and

(d)     all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Schedule I attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in Item B of Schedule I attached hereto, and all rights corresponding thereto throughout the world.

SECTION 3.     Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Secured Party in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world (subject to Sections 2 and 4(d) of the Security Agreement). The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with its terms subject to Section 4 hereof.

SECTION 4.     Release of Security Interest. Upon (i) the sale, transfer or other disposition of any Patent Collateral in accordance with the Credit Agreement or (ii) the indefeasible payment in full in cash of the Obligations and the termination of the Revolving Credit Facility (as defined in the Credit Agreement), the Secured Party shall promptly upon the Grantor’s request and contemporaneously with any refinancing of the Obligations, at the Grantor’s expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Patent Collateral which has been granted hereunder.

SECTION 5.     Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6.     Loan Document, etc. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 7.     Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

By:
Title:

BRANCH BANKING AND TRUST COMPANY

By:
Name:

SCHEDULE I

to Patent Security Agreement

Item A. Patents
Issued Patents

*Country	Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications

*Country	Serial No.	Filing Date	Inventor(s)	Title

Patent Applications in Preparation

*Country	Docket No.	Expected Filing Date	Inventor(s)	Title

Item B. Patent Licenses

*Country or Territory	Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

*List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

EXHIBIT B

to Security Agreement

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of __________, is made between _______________ (the “Grantor”), and Branch Banking and Trust Company, a North Carolina banking corporation, as the Secured Party (the “Secured Party”) and relates to certain financing or other financial accommodations made by Secured Party pursuant to the terms of that certain Credit Agreement, dated as of February 28, 2017, by and between, inter alios, Superior Uniform Group, Inc., a Florida corporation (“Borrower”) and Secured Party (as the same may be amended, supplemented, replaced, amended and restated or otherwise modified from time to time, the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered, or has previously or contemporaneously with the execution and delivery hereof become a party to, a Security Agreement, dated as of February 28, 2017 (as the same may be amended, supplemented, replaced, amended and restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to Section 4(d) of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Secured Party a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of the Secured Party, as follows:

SECTION 1.     Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2.     Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Secured Party, and grant to the Secured Party a security interest in, for its benefit and the benefit of each Secured Party, all of the following property (the “Trademark Collateral”), whether now owned or hereafter acquired or existing by it:

(a)     all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a “Trademark”), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Schedule I attached hereto;

(b)     all Trademark licenses, including each Trademark license referred to in Item B of Schedule I attached hereto;

(c)     all reissues, extensions or renewals of any of the items described in clause (a) and (b);

(d)     all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

(e)     all proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item A and Item B of Schedule I attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

Provided, that Trademark Collateral shall not include any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed).

SECTION 3.     Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Secured Party in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world (subject to Sections 2 and 4(d) of the Security Agreement). The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with its terms subject to Section 4 hereof.

SECTION 4.     Release of Security Interest. Upon (i) the sale, transfer or other disposition of any Patent Collateral in accordance with the Credit Agreement or (ii) the indefeasible payment in full in cash of the Obligations and the termination of the Revolving Credit Facility (as defined in the Credit Agreement), the Secured Party shall promptly upon the Grantor’s request and contemporaneously with any refinancing of the Obligations, at the Grantor’s expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Trademark Collateral which has been granted hereunder.

SECTION 5.     Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6.     Loan Document, etc. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 7.     Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

By:
Title:

BRANCH BANKING AND TRUST COMPANY

By:
Title:

SCHEDULE I

to Trademark Security Agreement

Item A. Trademarks
Registered Trademark

*Country	Trademark.	Registration No	Registration Date

Pending Trademark Applications

*Country	Trademark	Serial No	Filling Date

Trademark Application in Preparation

*Country	Trademark.	Docket No.	Expected Filling Date	Products/ services

Item B. Trademark Licenses

*Country or Territory	Trademark	Licensor	Licensee	Effective Date	Expiration Date

*List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

EXHIBIT C

to Security Agreement

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Agreement”), dated as of _________, is made between  ________________________ (the “Grantor”) and, and Branch Banking and Trust Company, a North Carolina banking corporation, as the Secured Party (the “Secured Party”) and relates to certain financing or other financial accommodations made by Secured Party pursuant to the terms of that certain Credit Agreement, dated as of February 28, 2017, by and between, inter alios, Superior Uniform Group, Inc., a Florida corporation (“Borrower”) and Secured Party (as the same may be amended, supplemented, replaced, amended and restated or otherwise modified from time to time, the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered, or has previously or contemporaneously with the execution and delivery hereof become a party to, a Security Agreement, dated as of February 28, 2017 (as the same may be amended, supplemented, replaced, amended and restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to Section 4(d) of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Secured Party a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of the Secured Party, as follows:

SECTION 1.     Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2.     Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Secured Party, and grant to the Secured Party a security interest in, all of the following property (the “Copyright Collateral”), whether now owned or hereafter acquired or existing by it, being all copyrights (including all copyrights for semi-conductor chip product mask works) of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of the Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule I attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule I attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

SECTION 3.     Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Secured Party in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world (subject to Sections 2 and 4(d) of the Security Agreement). The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with its terms subject to Section 4.

SECTION 4.     Release of Security Interest. Upon (i) the sale, transfer or other disposition of any Patent Collateral in accordance with the Credit Agreement or (ii) the indefeasible payment in full in cash of the Obligations and the termination of the Revolving Credit Facility (as defined in the Credit Agreement), the Secured Party shall promptly upon the Grantor’s request and contemporaneously with any refinancing of the Obligations, at the Grantor’s expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Copyright Collateral which has been granted hereunder.

SECTION 5.     Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6.     Loan Document, etc. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 7.     Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

By:
Title:

BRANCH BANKING AND TRUST COMPANY

By:
Title:

SCHEDULE I

to Copyright Security Agreement

Item A. Copyrights

Registered Trademark

*Country	Title.	Date of Creation	Date of Publication	Date of Registration	Registration Number

Pending Trademark Applications

*Country	Copyright	Application	Filling Date

Item B: Copyright Licenses

*Country or Territory	Copyright	Licensor	Licensee	Effective Date	Expiration Date

EXHIBIT “F”

TO CREDIT AGREEMENT

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE

TO:     Branch Banking and Trust Company

THIS SOLVENCY CERTIFICATE (the “Certificate”) is delivered to you in connection with, and reference is made to, that certain Credit Agreement (the “Credit Agreement”) between, inter alios, Branch Banking and Trust Company (the “Lender”), Superior Uniform Group, Inc. (the “Borrower”) and the other Loan Parties thereto dated as of February 28, 2017. Capitalized or initially capitalized terms used herein but not defined have the meanings ascribed to such terms in the Credit Agreement. This Certificate is being delivered in connection with the execution of the Credit Agreement and other Loan Documents.

I, Andrew D. Demott, Jr., the Chief Operating Officer, Chief Financial Officer and Treasurer of the Borrower hereby certify as follows:

1.     I am familiar with the properties, business and assets of the Borrower and its Subsidiaries and an authorized to execute this Certificate on behalf of the Borrower and its Subsidiaries

2.     I have carefully reviewed the contents of this Certificate and have made such investigations and inquiries as I deem reasonably necessary and prudent in connection with the matters set forth herein. Among other things, I have reviewed the Credit Agreement, together with the other material Loan Documents executed or to be executed by the Borrower pursuant to the Credit Agreement

3.     I believe that the financial information and assumptions which underlie and form the basis for the representations made in this Certificate are reasonable in all material respects as of the date hereof

4.     For purposes of this Certificate: (a) the term “Transactions” means (1) the fulfillment of all conditions precedent to the execution of the Credit Agreement and (2) the execution and delivery of the Credit Agreement and all other Loan Documents under the Credit Agreement, and (b) the term “indebtedness” mean all obligations and liabilities of the Borrower, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent.

5.     As of the date hereof, assuming each of the Transactions is consummated on and as of the date hereof and taking into account the effect thereof, it is my opinion that:

(a)     the present fair saleable value of the business of the Borrower and its Subsidiaries, taken as a whole, exceeds the total amount of the indebtedness of the Borrower and its Subsidiaries;

(b)     the Borrower and its Subsidiaries are each able to realize upon their assets and pay their indebtedness as such indebtedness matures in the normal course of business; and

(c)     the Borrower and its Subsidiaries, taken as a whole, do not have an unreasonably small capital nor will they be left with an unreasonably small capital

6.     The Borrower and its Subsidiaries do not intend to, nor believes that it will, incur indebtedness that will be beyond its ability to pay such indebtedness as it matures.

7.     In consummating the Transactions contemplated by the Credit Agreement, the Borrower and its Subsidiaries do not intend to disturb, delay, hinder or defraud either present or future creditors or other persons to which the Borrower or any such Subsidiary is or will become, on or after the date hereof, indebted.

8.     Each of the representations and warranties made by the Borrower and its Subsidiaries under the Credit Agreement and the other Loan Documents are true and correct in all material respects.

9.     In reaching the conclusions set forth in this Certificate, I have reviewed and considered, among other things:

(a)     the cash and other current assets of the Borrower and its Subsidiaries, on a consolidated basis, as reflected in its audited [________________, 20__] balance sheets;

(b)     the book and enterprise value of Borrower’s and its Subsidiaries’ business and now (and to the extent) owned real property, equipment, inventory, investment property, accounts receivable, computer software, customer lists, trade secrets and proprietary information, supply contracts, leases, copyrights, patents, trademarks and all other property of the Borrower and its Subsidiaries, real and personal, tangible and intangible; provided that nothing herein shall be deemed to conflict with the Borrower’s and its Subsidiaries’ representations regarding asset ownership contained in the Credit Agreement;

(c)     the experience of management of the Borrower and its Subsidiaries in acquiring and disposing of their assets and managing their businesses;

(d)     all indebtedness of the Borrower and its Subsidiaries known to me, including, among other things, claims arising out of pending or, to my knowledge, overtly threatened litigation against the Borrower or its Subsidiaries;

(e)     historical and anticipated growth in the Borrower’s and its Subsidiaries’ sales volume

(f)      the customary terms of trade payables of the Borrower and its Subsidiaries;

(g)     the amount of the credit extended by and to customers of the Borrower and its Subsidiaries

(h)     the financing alternatives available to the Borrower and its Subsidiaries

(i)      the Borrower’s and its Subsidiaries’ backlog of contracts; and

(j)      the level of capital customarily maintained by the Borrower and its Subsidiaries and other entities engaged in the same or similar business as the business of the Borrower and its Subsidiaries.

For purposes of the above analysis, the values of the Borrower’s and its Subsidiaries’ enterprise and assets have been computed by considering the Borrower and its Subsidiaries as a going concern entity.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, I have executed this Certificate as of February 28, 2017.

Name:	Andrew D. Demott, Jr.
Title:	Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT “G”

TO CREDIT AGREEMENT

FORM OF SUBSIDIARY GUARANTY AGREEMENT

SUBSIDIARY GUARANTY AGREEMENT

THIS SUBSIDIARY GUARANTY AGREEMENT dated as of February 28, 2017, by each of the direct or indirect Subsidiaries listed on Schedule I hereto (each such Subsidiary individually, a “Guarantor,” and collectively, the “Guarantors”) of Superior Uniform Group, Inc., a Florida corporation (the “Borrower”), in favor of Branch Banking and Trust Company, a North Carolina banking corporation (the “Lender”), having an address for purposes hereof of 400 N. Tampa Street, Suite 2500, Tampa, Florida 33602.

Reference is made to the Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Loan Parties (as defined in the Credit Agreement), including without limitation the undersigned Guarantors, any other Subsidiary Loan Parties who become party thereto from to time and Lender.

Lender has agreed to make the Term Loan and a Revolving Credit Facility to the Borrower, and Lender has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a direct or indirect Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Credit Facilities and the issuance of the Letters of Credit by Lender. The obligations of the Lender to open the Credit Facilities and to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Subsidiary Guaranty Agreement in the form hereof. As consideration therefor and in order to induce Lender to open the Credit Facilities and to issue Letters of Credit, the Guarantors are willing to execute this Subsidiary Guaranty Agreement (as amended, modified or supplemented from time to time, this “Agreement”).

Accordingly, Guarantors agree with Lender as follows:

Section 1.     Definitions. Capitalized and initially capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. In addition to the terms which are defined in the Credit Agreement, the preamble to this Agreement or otherwise herein, the following terms shall have the meanings set forth below such meanings to be equally applicable to the singular and plural forms thereof):

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” shall mean, with respect to any guarantor of a Swap Obligation, including without limitation any Guarantor, and including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

“Obligations” shall mean (i) all amounts owing by (A) Borrower to Lender pursuant to or in connection with the Credit Agreement, the Term Loan Note, the Revolving Note, or any other promissory note or other instrument of indebtedness from Borrower to Lender, at any time or from time to time, including without limitation, the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Credit Facilities, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) Borrower with respect to any Letter of Credit or under any LC Documents, including without limitation each payment required to be made by the Borrower thereon or with respect thereto when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, (C) any of the Loan Parties to the Lender pursuant to or in connection with the Credit Agreement, this Guaranty or any other Loan Document or otherwise with respect to the Credit Facilities, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to Lender incurred pursuant to the Notes, this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (ii) all Rate Management Obligations, (iii) all Treasury Management Obligations, (iv) any obligations under any purchasing card or credit card account established for a Loan Party by Lender or any affiliate of Lender, and (v) all other indebtedness of whatever kind arising of any Loan Party to Lender or any affiliate of Lender, together with all renewals, extensions, modifications or refinancings of any of the foregoing, together with all renewals, extensions, modifications or refinancings of any of the foregoing. Notwithstanding the foregoing, the term “Obligations” shall exclude any Excluded Swap Obligations.

“Rate Management Agreement” shall mean any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between any Loan Party and Lender or any affiliate of Branch Banking and Trust Company, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

“Rate Management Obligations” shall mean any and all obligations of any Loan Party to Lender or any affiliate of Branch Banking and Trust Company, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any Rate Management Agreement.

“Swap Obligation” shall mean any Rate Management Obligation that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time.

“Treasury Management Obligations” shall mean, collectively, all obligations and other liabilities of any Loan Party owing to Lender or any affiliate of Lender pursuant to any agreements governing the provision to such Loan Party of treasury or cash management services, including deposit accounts, funds transfer, automated clearing house, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

Section 2.     Guaranty. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment of all Obligations, as well as the due and punctual performance by the Loan Parties of other obligations required to be performed by the Loan Parties under and pursuant to the Credit Agreement and all other Loan Documents (all of the foregoing being collectively called the “Guaranteed Obligations”). In no event shall the Guaranteed Obligations be deemed to include any Excluded Swap Obligation. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

Section 3.     Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment or protest to, demand of or payment from the other Loan Parties of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (i) the failure of Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (ii) the failure of Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of any instruments, agreements or documents executed in connection with any Rate Management Agreement incurred to limit interest rate or fee fluctuation with respect to the Credit Facilities and Letters of Credit, (iii) the failure of Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of any instruments, agreements or documents executed in connection with a Treasury Management Obligation, (iv) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, Rate Management Agreement, any document evidencing any Treasury Management Obligation or any guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (v) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of Lender.

Section 4.     Security. Each of the Guarantors authorizes Lender to (a) take and hold security for payment of this Guaranty and the Guaranteed Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

Section 5.     Guaranty of Payment. Each Guarantor further agrees that its guaranty constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by Lender to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of Lender in favor of the Borrower or any other Person.

Section 6.     No Discharge or Diminishment of Guaranty. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement except to the extent otherwise provided by applicable law, any other Loan Document, Rate Management Agreement, any document relating to any Treasury Management Obligation, or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

Section 7.     Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Lender may, at its election, foreclose on any security held by it by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any other Loan Party or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

Section 8.     Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to Lender in cash the amount of such unpaid and overdue Obligation. Upon payment by any Guarantor of any sums to Lender, all rights of such Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations. In addition, any indebtedness of any Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

Section 9.     Information. Each Guarantor assumes all responsibility for being and keeping itself informed of other Loan Parties’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that Lender will not have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

Section 10.     Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 8), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold to satisfy a claim of Lender under this Agreement, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 11.     Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 8) that, in the event a payment shall be made by any other Guarantor under this Agreement or assets of any other Guarantor shall be sold to satisfy a claim of Lender and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 10, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 24, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 11 shall be subrogated to the rights of such Claiming Guarantor under Section 10 to the extent of such payment.

Section 12.     Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 10 and Section 11 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

Section 13.     Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a direct or indirect Subsidiary of the Borrower) contained in the Credit Agreement are true and correct.

Section 14.     Termination. The guarantees made hereunder (i) shall terminate without the necessity of any further action by any party hereto when all the Guaranteed Obligations (other than those Guaranteed Obligations relating to Rate Management Agreements (to the extent that the same do not constitute Excluded Swap Obligations) or the Treasury Management Obligations) have been paid in full in cash and Lender has no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and Lender has no further obligation to issue Letters of Credit under the Credit Agreement and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise. In connection with the foregoing, Lender shall execute and deliver to such Guarantor or Guarantor’s designee, at such Guarantor’s expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.

Section 15.     Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective permitted successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to Lender, and thereafter shall be binding upon such Guarantor and its successors and assigns, and shall inure to the benefit of Lender, and its successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

Section 16.     Waivers; Amendment.

(a)     No failure or delay of Lender of any kind in exercising any power, right or remedy hereunder and no course of dealing between any Guarantor on the one hand and Lender or any holder of any Note on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy hereunder, or under any Loan Document, Rate Management Agreement, or any document relating to any Treasury Management Obligation, or any abandonment or discontinuance of steps to enforce such a power, right or remedy, preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The rights of Lender hereunder and under the other Loan Documents, the Rate Management Agreements and any document relating to any Treasury Management Obligation, as applicable, are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.

(b)     Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and Lender.

Section 17.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

Section 18.     Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto or any subsequent address described in a written notice given as provided in Section 9.01 of the Credit Agreement.

Section 19.     Survival of Agreement; Severability.

(a)     All covenants, agreements representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the other Loan Document shall be considered to have been relied upon by Lender and shall survive the making by Lender of the Credit Facilities and the issuance of any Letters of Credit by Lender regardless of any investigation made by any of them or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Credit Facility or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the commitment of Lender to may Advances under the Revolving Credit Facility has not been terminated.

(b)     In the event one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 20.     Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 15), and shall become effective as provided in Section 15. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 21.     Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

Section 22.     Jurisdiction; Consent to Service of Process.

(a)     Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Florida State court or Federal court of the United States of America sitting in Tampa, Florida, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, any other Loan Document or any Rate Management Agreement or any document relating to any Treasury Management Obligation or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Florida State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

(b)     Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any Florida State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)     Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 18. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 23.     Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, RATE MANAGEMENT AGREEMENT OR ANY DOCUMENT RELATING TO ANY TREASURY MANAGEMENT OBLIGATION OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, ANY RATE MANAGEMENT AGREEMENT OR ANY DOCUMENT EVIDENCING ANY TREASURY MANAGEMENT OBLIGATION, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.

Section 24.     Additional Guarantors. Pursuant to Section 6.19 of the Credit Agreement, each Subsidiary Loan Party that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Upon execution and delivery after the date hereof by Lender and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

Section 25.     Right of Setoff. If an Event of Default shall have occurred and be continuing, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Lender to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement, the other Loan Documents, any Rate Management Agreement (but only to extent that the same does not relate to an Excluded Swap Obligation) or any document relating to any Treasury Management Obligation held by Lender, irrespective of whether or not such Person shall have made any demand under this Agreement or any other Loan Document, Rate Management Agreement or any document relating to any Treasury Management Obligation, and although such obligations may be unmatured. The rights of Lender under this Section 25 are in addition to other rights and remedies (including other rights of setoff) which Lender may have.

Section 26.     Savings Clause.

(a)     It is the intent of each Guarantor and Lender that each Guarantor’s maximum obligations hereunder shall be, but not in excess of:

(i)     in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq. (the “Bankruptcy Code”), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to Lender) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii)     in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to Lender) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(b)     The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to Lender) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions.” To the extent set forth in Section 26(a) (i) and (ii), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to Lender), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

(c)     This Section 26 is intended solely to preserve the rights of Lender hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Guarantors nor any other Person shall have any right or claim under this Section 26 as against Lender that would not otherwise be available to such Person under the Avoidance Provisions.

[Remainder of Page Intentionally Blank]

EXHIBIT “G”

TO CREDIT AGREEMENT

FORM OF SUBSIDIARY GUARANTY AGREEMENT

IN WITNESS WHEREOF, Guarantors have duly executed this Agreement as of the day and year first above written.

FASHION SEAL CORPORATION,
a Nevada corporation

By:
Andrew D. Demott, Jr.,
President

THE OFFICE GURUS, LLC,
a Florida limited liability company

By:	SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation, its Sole Member

By:
Andrew D. Demott, Jr.,
Chief Operating Officer, Chief Financial Officer and Treasurer

BAMKO, LLC,
a Delaware limited liability company

By:	SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation, its Sole Member

By:
Andrew D. Demott, Jr.,
Chief Operating Officer, Chief Financial Officer and Treasurer

Superior Uniform Arkansas LLC,
an Arkansas limited liability company

By:	SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation, its Sole Member

By:
Andrew D. Demott, Jr.,
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT “G”

TO CREDIT AGREEMENT

FORM OF SUBSIDIARY GUARANTY AGREEMENT

SCHEDULE I TO THE

SUBSIDIARY GUARANTY AGREEMENT

Guarantor(s)
Guarantors	Address

FASHION SEAL CORPORATION, a Nevada corporation	c/o Superior Uniform Group, Inc. 10055 Seminole Boulevard Seminole, Florida 33772 Attention: Andrew D. Demott, Jr.

Facsimile Number: (727) 803-2642

THE OFFICE GURUS, LLC, a Florida limited liability company	c/o Superior Uniform Group, Inc. 10055 Seminole Boulevard Seminole, Florida 33772 Attention: Andrew D. Demott, Jr.

Facsimile Number: (727) 803-2642

BAMKO, LLC, a Delaware limited liability company	c/o Superior Uniform Group, Inc. 10055 Seminole Boulevard Seminole, Florida 33772 Attention: Andrew D. Demott, Jr. Facsimile Number: (727) 803-2642

SUPERIOR UNIFORM ARKANSAS, LLC, an Arkansas limited liability company	c/o Superior Uniform Group, Inc. 10055 Seminole Boulevard Seminole, Florida 33772 Attention: Andrew D. Demott, Jr. Facsimile Number: (727) 803-2642

Schedule I

EXHIBIT “G”

TO CREDIT AGREEMENT

FORM OF SUBSIDIARY GUARANTY AGREEMENT

ANNEX 1 TO THE

SUBSIDIARY GUARANTY AGREEMENT

SUPPLEMENT NO. [  ] dated as of [        ], to the Subsidiary Guaranty Agreement (the “Guaranty Agreement”) dated as of February 28, 2017, from each of the Subsidiaries listed on Schedule I thereto (each such Subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) of Superior Uniform Group, Inc., a Florida corporation (the “Borrower”), in favor of Branch Banking and Trust Company, a North Carolina banking corporation (the “Lender”).

A.     Reference is made to the Credit Agreement dated as of February 28, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lender and certain other Loan Parties (as defined therein).

B.     Capitalized or initially capitalize terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Credit Agreement.

C.     The Guarantors have entered into the Guaranty Agreement in order to induce the Lender to extend the Credit Facilities and to issue Letters of Credit. Pursuant to Section 6.19 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guaranty Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Section 24 of the Guaranty Agreement provides that additional direct or indirect Domestic Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Domestic direct or indirect Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce Lender to make additional advances under the Credit Facilities and to issue additional Letters of Credit and as consideration for Term Loan and/or or Advances under the Revolving Credit Facility previously made and Letters of Credit previously issued.

Accordingly, New Guarantor agrees with Lender as follows:

Section 1.     In accordance with Section 24 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it (but not the other Guarantors) as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

Section 2.     The New Guarantor represents and warrants to Lender that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 3.     This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when Lender shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and Lender of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4.     Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

Section 5.      THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

Section 6.     In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.     All communications and notices hereunder shall be in writing and given as provided in Section 18 of the Guaranty Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

Section 8.     The New Guarantor agrees to reimburse Lender for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for Lender.

[Remainder of Page Intentionally Blank]

EXHIBIT “G”

TO CREDIT AGREEMENT

FORM OF SUBSIDIARY GUARANTY AGREEMENT

IN WITNESS WHEREOF, the New Guarantor and Lender have duly executed this Supplement to the Subsidiary Guaranty Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:
Address:

BRANCH BANKING AND TRUST COMPANY,
a North Carolina banking corporation

By:
Name:
Title:

EXHIBIT “H”

TO CREDIT AGREEMENT

FORM OF TERM LOAN NOTE

TERM LOAN PROMISSORY NOTE

$42,000,000.00

February 28, 2017

FOR VALUE RECEIVED, the undersigned, SUPERIOR UNIFORM GROUP, INC., a Florida corporation (the “Borrower”), hereby promises to pay to the order of Branch Banking and Trust Company, a North Carolina banking corporation (the “Lender”) or its assigns, at its office located at 400 N. Tampa Street, Suite 2500, Tampa, Florida 33602, the principal sum of FORTY-TWO MILLION AND NO/100 DOLLARS ($42,000,000.00) in (i) installments of principal of $500,000.00, plus accrued interest thereon, at the Interest Rate per annum applicable to the Term Loan as provided in the Credit Agreement dated as of February 28, 2017 (as the same may be amended, supplemented, replaced, amended and restated or otherwise modified from time to time, the “Credit Agreement”), between, inter alios, the Borrower and the Lender, on each Payment Date and (ii) a final payment of the outstanding principal balance of this Term Loan Promissory Note, together with accrued interest thereon, at the Interest Rate per annum applicable to the Term Loan as provided in the Credit Agreement, on the Maturity Date, all in lawful money of the United States of America in immediately available funds, at said office. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all out-of-pocket costs of collection, including the reasonable attorneys’ fees of the Lender. Capitalized or initially capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

If any payment of principal or interest is not paid when due under (whether by acceleration or otherwise) or within ten (10) days thereafter, the Borrower shall pay to Lender a late payment fee of 5% of the payment amount then due, with a minimum fee of $20.00.

Upon the occurrence and during the continuance of an Event of Default, all outstanding principal of this Term Loan Promissory Note shall bear interest at the Default Rate, and such default interest shall be payable on each Payment Date or upon demand or acceleration by Lender. To the greatest extent permitted by law, interest shall continue to accrue under the Notes at the Default Rate after the filing by or against any Loan Party of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

The principal amount of this Term Loan Promissory Note is subject to mandatory prepayments as provided in Section 3.03 of the Credit Agreement.

All borrowings evidenced by this Term Loan Promissory Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by the holder hereof in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Term Loan Promissory Note and the Credit Agreement. Should a conflict arise between this Term Loan Promissory Note and the Credit Agreement, the terms of the Credit Agreement shall control.

NO DOCUMENTARY STAMP TAXES ARE DUE ON THIS NOTE BECAUSE THIS NOTE WAS EXECUTED AND DELIVERED OUTSIDE OF THE STATE OF FLORIDA IN ACCORDANCE WITH THE RULES OF THE FLORIDA DEPARTMENT OF REVENUE.

This Term Loan Promissory Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS TERM LOAN PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS TERM LOAN PROMISSORY NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.

BORROWER BY ITS EXECUTION HEREOF AND LENDER BY ITS ACCEPTANCE HEREOF, EACH IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS TERM LOAN PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS TERM LOAN PROMISSORY NOTE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Borrower has caused this Term Loan Promissory Note to be signed by its duly authorized representative all as of the day and year first above written.

SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation

By:
Andrew D. Demott, Jr.,
Chief Operating Officer, Chief Financial Officer and Treasurer

Term Loan Promissory Note Signature Page

G-20